UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Cape Fear Bank Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1117 Military Cutoff Road

Wilmington, North Carolina 28405

(910) 509-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders of Cape Fear Bank Corporation will be held at 9:30 a.m. on Thursday, May 17, 2007, at the University of North Carolina at Wilmington Executive Development Center located at 1241 Military Cutoff Road, Wilmington, North Carolina.

The purposes of the meeting are:

1.	Election of Directors. To elect seven directors for one-year terms;

2.	Proposal to Approve Omnibus Equity Plan. To consider a proposal to approve our 2007 Omnibus Equity Plan.

3.	Ratification of Appointment of Independent Accountants. To consider a proposal to ratify the Audit Committee’s appointment of Dixon Hughes PLLC as our independent accountants for 2007; and

4.	Other Business. To transact any other business properly presented for action at the Annual Meeting.

You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

This notice and the enclosed Proxy Statement and form of appointment of proxy are being mailed to our shareholders on or about April 12, 2007.

By Order of the Board of Directors

Cameron Coburn

Chairman, President

and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY CARD IS APPRECIATED.

1117 Military Cutoff Road

Wilmington, North Carolina 28405

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General

This Proxy Statement is dated April 12, 2007, and is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the 2007 Annual Meeting of our shareholders and at any adjournments of the meeting. The Annual Meeting will be held at the University of North Carolina at Wilmington Executive Development Center located at 1241 Military Cutoff Road, Wilmington, North Carolina, at 9:30 a.m. on Thursday, May 17, 2007.

In this Proxy Statement, the terms “you,” “your” and similar terms refer to the shareholder receiving it. The terms “we,” “us,” “our” and similar terms refer to Cape Fear Bank Corporation. Our banking subsidiary, Cape Fear Bank, is referred to as the “Bank.”

Voting

If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways. You can sign and return to us an appointment of proxy (a proxy card) in the form enclosed with this Proxy Statement (or validly appoint another person to vote your shares for you), or you can attend the Annual Meeting and vote in person.

If your shares of our common stock are held for you in “street name” by a broker or other nominee, then the record holder of your shares is required to vote them for you. You will need to follow the directions your broker or nominee provides you and give it instructions as to how your shares should be voted. Brokers who hold shares in street name for their clients typically have the authority to vote the shares on “routine” proposals, such as the election of directors, when they have not received instructions from the beneficial owners of the shares. However, without specific voting instructions from beneficial owners, brokers generally are not allowed to exercise their voting discretion with respect to the approval of non-routine matters.

Solicitation and Voting of Proxies

A proxy card is included with this Proxy Statement that provides for you to name four of our executive officers, Betty V. Norris, Lynn M. Burney, R. James MacLaren and A. Mark Tyler, to act as your “Proxies” and vote your shares at the Annual Meeting. Please sign and date your proxy card and return it in the enclosed envelope so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, the shares of our common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card but do not give any voting instructions, then your shares will be voted by the Proxies “FOR” the election of each of the seven nominees for director named in Proposal 1 below and “FOR” Proposals 2 and 3 discussed in this Proxy Statement. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, your proxy card will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

Revocation of Appointment of Proxy; How You Can Change Your Vote

If you are the record holder of your shares and you sign and return a proxy card and later wish to revoke it or to change the voting instructions you gave the Proxies in your proxy card, you can do so at any time before the voting takes place at the Annual Meeting by taking one of the following actions:

•	give our Corporate Secretary a written notice that you want to revoke your proxy card;

•	sign and submit another proxy card dated after the date of your original proxy card; or

•

attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card and vote your shares in person. Attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card.

If your shares are held in “street name” and you want to change voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses and Method of Solicitation

We will pay all costs of our solicitation of proxy cards for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. We are requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we may reimburse those persons for their expenses in doing so. In addition to using the mail, the Bank’s and our directors, officers and employees may solicit proxy cards, personally or by telephone or other methods of communication, but they will not receive any additional compensation from us for doing so.

In connection with the solicitation of proxy cards for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation to you, that is not contained in this Proxy Statement. If anyone gives you any other information or makes any other representation to you, you should not rely on it as having been authorized by us.

Record Date and Voting Securities

The close of business on April 2, 2007, is the “Record Date” we are using to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. You must have been a record holder of our common stock on that date in order to vote at the meeting. Our voting securities are the 3,586,911 shares of our common stock that were outstanding on the Record Date.

Quorum, Voting Procedures and Votes Required for Approval

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of a majority of the outstanding shares of our common stock.

Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker “non-votes” also will be counted in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted on one or more matters at the meeting but they are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the seven nominees receiving the highest numbers of votes will be elected. For Proposals 2 and 3 to be approved, the number of votes cast in person and by proxy in favor of each proposal must exceed the number of votes cast against it. Abstentions and broker non-votes will have no effect in the voting for directors or on Proposals 2 and 3. You may cast one vote for each share you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. You may not cumulate your votes in the election of directors.

PROPOSAL 1:    ELECTION OF DIRECTORS

General

Our Bylaws provide that:

•

our Board of Directors consists of not less than seven nor more than 21 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

•	if our Board consists of fewer than nine members, directors are to be elected to one-year terms or until their respective successors have been duly elected and qualified.

Nominees

The number of our directors currently is set at seven. Based on the recommendations of our Corporate Governance Committee, our current directors named in the table below have been nominated by our Board of Directors for reelection at the Annual Meeting for new terms.

Name and age	Positions with us and the Bank (1)	Year first elected (2)	Principal occupation and business experience
Cameron Coburn (41)	Chairman, President and Chief Executive Officer	1998	Our executive officer

Walter Lee Crouch, Jr. (50)	Vice Chairman	1998	Realtor/broker, Intracoastal Realty Corporation

Windell Daniels (59)	Director	1998	President, United National Tours (charter bus company); President, Daniels Development LLC (real estate development)

Craig S. Relan (60)	Director	1998	Private investor; retired Vice President and General Manager, Digital Systems Research (1988-1996) (ship building and professional engineering)

Jerry D. Sellers (52)	Director	2003	Partner, Sellers Tile Co., Inc. (ceramic tile and stone installation)

John Davie Waggett (52)	Director	2003	Owner, Seashore Discount Drug, Inc. and Winter Park Discount Drug, Inc. (retail pharmacies)

Walter O. Winter (65)	Director	1998	Real estate investor; retired engineer, General Electric Corporation (1963-1996)

(1)	Listings of the members of committees of our Board are contained below under the heading “Committees of Our Board.”
(2)	“First elected” refers to the year in which each individual first became a director of the Bank. Each nominee first became our director at the time we were incorporated during 2005 as the Bank’s holding company.

Our Board of Directors recommends that you vote “FOR” each of the seven nominees named above. The seven nominees receiving the highest numbers of votes will be elected.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors periodically reviews transactions, relationships and other arrangements involving our directors and determines which of the directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market. The following table lists persons who served as directors during 2006, and all nominees for election as directors at the Annual Meeting, who our Board believes are, or will be, “independent” directors under Nasdaq’s criteria.

Walter Lee Crouch, Jr.	Jerry D. Sellers
Windell Daniels	John Davie Waggett
Craig S. Relan	Walter O. Winter

In addition to the specific Nasdaq criteria, in determining the independence of each director the Board considers whether it believes any other transactions, relationships, arrangements or factors (including our directors’ borrowing relationships with the Bank) could impair their ability to exercise independent judgment. There currently are no such other factors known to the Board that it believes affect the independence of the directors listed above.

Attendance by Directors at Meetings

Board of Directors Meetings.    The Bank’s and our Boards of Directors meet jointly. During 2006, the Boards met 18 times and each of our current directors attended 75% or more of the aggregate number of meetings of the Boards and any committees on which he served, with the exception of Windell Daniels.

Annual Meetings.    Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time during the year. Our Board of Directors recognizes that our outside directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board’s policy is that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders and that our directors are strongly encouraged to attend each Annual Meeting whenever possible. All seven of our current directors attended our last Annual Meeting which was held during May 2006.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to our Corporate Secretary at:

Cape Fear Bank Corporation

Attention: Corporate Secretary

1117 Military Cutoff Road

Wilmington, North Carolina 28405

You also may send them by email to info@capefearbank.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and forwarded to the intended recipients. Communications that involve specific complaints from a customer relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the head of the department or division that is most closely associated with the subject of the complaint.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to our directors and all our executive officers and is intended to promote:

•	honest and ethical conduct;

•	the ethical handling of actual or apparent conflicts of interests between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission;

•	compliance with governmental laws, rules and regulations; and

•	prompt internal reporting of violations of the Code to the Board’s Audit Committee.

Illegal or unethical behavior, violations of the Code, or accounting or auditing concerns, may be reported, anonymously or otherwise, by mail addressed to the Chairman or any other member of our Audit Committee at:

Cape Fear Bank Corporation

1117 Military Cutoff Road

Wilmington, NC 28405

A copy of the Code is available upon your written request to our Corporate Secretary at the above address.

COMMITTEES OF OUR BOARD

General

Our Board of Directors has two independent, standing committees that assist the Board in oversight and governance matters. They are the Audit Committee and the Corporate Governance Committee (that serves as a nominations committee and a compensation committee). Each Committee operates under a written charter approved by our Board that sets out their composition, authority, duties and responsibilities. We believe that each member of those committees is an “independent director” as that term is defined by Nasdaq’s listing standards. A copy of the charter of each of those Committees is posted on the Bank’s Internet website at www.capefearbank.com. The Board also has an Executive Committee, of which the majority of the members are independent directors. The current members of each committee are listed in the following table, and the function of and other information about each committee is described in the paragraphs below.

Audit Committee	Corporate Governance Committee	Executive Committee
Craig S. Relan—Chairman	Walter Lee Crouch, Jr.—Chairman	Cameron Coburn—Chairman
Windell Daniels	Craig S. Relan	Walter Lee Crouch, Jr.
John Davie Waggett	John Davie Waggett	Jerry D. Sellers
Walter O. Winter

Audit Committee

Our Audit Committee is a joint committee of the Bank’s and our Boards of Directors. Under its charter, the Committee is responsible for:

•	appointing our independent accountants and approving their compensation and the terms of their engagement;

•	approving services proposed to be provided by the independent accountants, and

•	monitoring and overseeing the quality and integrity of our accounting and financial reporting process and systems of internal controls.

The Committee reviews various reports from our independent accountants (including the annual audit report on our audited consolidated financial statements), reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies, and it generally oversees our internal audit program. The Committee met eight times during 2006.

Audit Committee Report

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2006, the Audit Committee has:

•	reviewed our audited consolidated financial statements for 2006 and discussed them with management;

•	discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended;

•	received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1; and

•	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2006 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee:

Craig S. Relan	John Davie Waggett	Windell Daniels

Corporate Governance Committee

Function.    Our Corporate Governance Committee is a joint committee of the Bank’s and our Boards. Under its written charter the Committee acts as our Board’s nominations committee and as the compensation committee of both Boards. The Committee met five times during 2006.

Nominations Committee Functions.    Under its written charter, and among its other duties and responsibilities assigned from time to time by the Board, the Corporate Governance Committee functions as a nominations committee of our Board by identifying individuals who are qualified to become directors and recommending candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on the Board.

The Committee’s charter provides that it identify and recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators, and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee considers incumbent directors and candidates suggested by our management or other directors. The Committee also will consider candidates recommended by shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Corporate Governance Committee

Cape Fear Bank Corporation

Attention: Corporate Secretary

1117 Military Cutoff Road

Wilmington, North Carolina 28405

Each recommendation should be accompanied by the following:

•

the full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•

the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide as a director;

•

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information the Committee may request in connection with its evaluation of candidates;

•	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

•

information regarding any business or personal relationships between the candidate and any of our or the Bank’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company or affiliated companies, and any transactions between the candidate and our company or affiliated companies; and

•

any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

In order to be considered by the Committee in connection with its recommendations of candidates for selection as nominees for election at an Annual Meeting, a shareholder’s recommendation must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, personal and educational background and experience, community leadership, independence, geographic location within our service area, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior Board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in our business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

The Corporate Governance Committee recommended to our Board of Directors that our incumbent directors be nominated for reelection at the Annual Meeting for new terms.

Compensation Committee Functions.    Under its charter, the Corporate Governance Committee also functions as a compensation committee of our and the Bank’s Boards and reviews and provides overall guidance to the Boards regarding our executive and director compensation and benefit programs and makes recommendations to the Boards regarding:

•	cash and other compensation paid or provided to our and the Banks’ Chief Executive Officer and other executive officers; and

•	the adoption of new compensation or benefit plans, or changes in existing plans, under which compensation or benefits are or will be paid or provided to those persons.

The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid to our directors and, to the extent requested by the Boards, compensation paid (individually or in the aggregate) to other employees of the Bank.

In performing its duties, the Committee may, if it considers it appropriate, delegate any of its responsibilities to a subcommittee. However, any subcommittee must be composed entirely of independent directors. The Committee is authorized to conduct investigations, and to request and consider any information (from management or otherwise) that it believes is necessary, relevant or helpful in its deliberations and in making its recommendations. It may rely on information provided by management without further verification. However, under its charter, when the Committee takes an action, it should exercise independent judgment on an informed basis and in a manner it considers to be in the best interests of our shareholders. In connection with matters relating to the compensation of executive officers other than our Chief Executive Officer, the Committee considers information provided by our Chief Executive Officer about the individual performance of those other officers and his recommendations as to their compensation. After receiving the Committee’s recommendations, the Boards make all final decisions regarding compensation matters.

The Committee may retain the services of outside consultants or its own legal counsel, at our or the Bank’s expense, and on terms (including fees) that it approves. In that regard, in reviewing and approving the compensation of our executive officers, the Committee uses an annual compensation survey of North Carolina-based banking organizations that is prepared by Matthews, Young – Management Consulting, Hillsborough, North Carolina, in collaboration with the North Carolina Bankers Association. That firm also is retained from time to time for other purposes, and during 2006 it consulted with the Committee in designing a new annual incentive plan discussed under the heading “Compensation Discussion and Analysis.” The Committee also obtains legal services from separate legal counsel, Grady & Associates, Rocky River, Ohio, in connection with the various compensatory plans and agreements described under the heading “Executive Compensation.” That firm also participates in the preparation and review of executive compensation disclosures in our proxy statements.

Other than in an advisory capacity as described above, the Committee’s outside consultants and legal counsel have no role in the actual recommendations made by the Committee to the Boards, or in the Boards’ approval of amounts or arrangements relating to executive compensation. However, they do make recommendations to the Committee in connection with the Committee’s formulation of its recommendations to the full Boards on executive compensation matters.

Executive Committee

Our Executive Committee is a joint committee of our and the Bank’s Board’s of Directors. Under our Bylaws, the Committee is authorized to exercise all the powers of the Board in the management of our affairs when the Board is not in session. The Executive Committee met 14 times during 2006.

EXECUTIVE OFFICERS

We consider our six officers listed below to be our and the Bank’s executive officers.

Cameron Coburn, age 41, serves as our Chairman, President and Chief Executive Officer. He has served as Chairman of the Bank’s Board since 2001 and as its President and Chief Executive Officer since 2000. He formed the Bank’s organizing group during 1997 and, prior to his election as President, he had served as Executive Vice President and Chief Operating Officer of the Bank since it was incorporated and began operations during 1998. Prior to his employment with the Bank, Mr. Coburn was employed by United Carolina Bank in Wilmington, North Carolina, from 1992 to 1997, and by RHNB National Bank of North Carolina in Charlotte, North Carolina, from 1989 to 1992.

Larry W. Flowers, age 65, became Senior Management Advisor, serving on a part-time basis, effective on March 1, 2007. He had served as our Executive Vice President and, since 2002, as the Bank’s Executive Vice President and Chief Credit Officer. Previously, he served as the Bank’s Senior Vice President and Business Banking Manager since it began operations during 1998. Prior to his employment with the Bank, he was employed by United Carolina Bank in Wilmington, North Carolina, from 1971 to 1994, where he last served as Vice President and Commercial Banking Manager.

Betty V. Norris, age 52, serves as our and the Bank’s Senior Vice President, Treasurer and Chief Financial Officer. She has been employed by the Bank since it began operations during 1998. Ms. Norris previously was employed as Vice President and Chief Financial Officer of Peoples Savings Bank, Wilmington, North Carolina, from 1985 to 1996.

Lynn M. Burney, age 59, serves as our and the Bank’s Senior Vice President and Chief Operations Officer. She has been employed by the Bank since it began operations during 1998. Ms. Burney previously was employed by United Carolina Bank in Wilmington, North Carolina, from 1973 to 1997, where she last served as Vice President and Branch Development Support Officer.

R. James MacLaren, age 58, was appointed to serve as our Senior Vice President, and as the Bank’s Senior Vice President and Credit Administrator, during 2006. During February 2007, he became our and the Bank’s Chief Credit Officer. He previously served as the Bank’s First Vice President from 2003 until 2006 and Vice President from 1999 to 2003. He has been employed by the Bank since 1999.

A. Mark Tyler, age 42, was appointed to serve as our Senior Vice President, during December 2006. He has served as the Bank’s Senior Vice President and Business Banking Manager since 2003 and, during February 2007, he became our and the Bank’s Chief Banking Officer. He previously served as the Bank’s Vice President and Business Banking Officer from 1999 to 2003. He has been employed by the Bank since 1999.

Michelle L. Southerland, age 49, serves as our Vice President and Corporate Secretary. She has served as Vice President of the Bank since 2003 and was Assistant Vice President from 2002 to 2003. She has served as Corporate Secretary of the Bank since it began operations in 1998.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation arrangements for executive officers are designed to:

•	compensate our executive officers fairly for their service to us and the Bank;

•	reward performance that exceeds expectations;

•	recognize performance that promotes our and the Bank’s prosperity and growth;

•	create incentives for the executives to commit themselves to long-term service with us and the Bank;

•	provide compensation that is competitive with companies in our peer group; and

•	align executive officers’ personal financial interests with those of long-term stockholders.

A cohesive and dedicated management team working together over the long term is a valuable intangible asset to a financial organization, especially to a community-based banking organization such as ours. Our compensation arrangements are designed to protect and nurture that asset and to make it work for the benefit of our stockholders. Accordingly, in addition to base salary and health and dental insurance, 401(k) retirement plan, life insurance and other benefits made available to all employees generally, our compensation arrangements for executive officers include cash bonuses rewarding past performance, equity-based incentive arrangements promoting continued service, severance arrangements creating a measure of financial security for executives whose careers could be interrupted by increasingly common changes in control, and retirement benefits under Salary Continuation Agreements and split-dollar life insurance arrangements encouraging a long-term commitment to the Bank.

Compensation Arrangements

The principal compensation arrangements for our executive officers identified in the Summary Compensation Table (our “named executive officers”) during 2006 were:

Name and 2006 Position	Base Salary	Eligibility for Non-Equity Incentive Payments and Bonuses	Eligibility for Stock Options	Severance Arrangements	Salary Continuation Agreement	Split-Dollar Life Insurance
Cameron Coburn Chairman, President and Chief Executive Officer	X	X	X	X	X	X
Larry W. Flowers Executive Vice President and Chief Credit Officer	X	X	X	X	X	X
Betty V. Norris Senior Vice President and Chief Financial Officer	X	X	X	X	X	X
Lynn M. Burney Senior Vice President and Chief Operations Officer	X	X	X	X	X	X
R. James MacLaren Senior Vice President and Credit Administrator	X	X	X			X
A. Mark Tyler Senior Vice President and Business Banking Manager	X	X	X			X

The Corporate Governance Committee, a joint committee of our and the Bank’s Boards, has jurisdiction over officer compensation, making recommendations that in all cases are not final unless also approved by the full Boards. The Committee generally reviews the performance and compensation of executives in January of each year, establishing at that time compensation for the twelve months to follow. If awarded, bonuses for performance during the preceding year are usually awarded at the end of January. Salary increases ordinarily become effective on February 1. The composition of the Corporate Governance Committee and the processes it employs in its deliberations having to do with executive compensation are discussed under the heading “Committees of Our Board.”

The Committee uses an annual compensation survey of North Carolina-based banking organizations that is prepared by Matthews, Young—Management Consulting, Hillsborough, North Carolina, in collaboration with the North Carolina Bankers Association. The annual compensation survey shows reported compensation data for North Carolina-based banking organizations in three classes: organizations with total assets under $200 million, organizations with total assets from $200 to $400 million, and organizations with total assets of $400 million or more. We are in the final category, with total assets exceeding $400 million. Within each asset class, the survey shows reported compensation figures for standardized classes of employees, ranging from tellers and administrative staff up to executive management and the CEO. During 2006, Matthews Young also consulted with the Committee in designing a new annual incentive plan discussed below.

The process of determining executives’ compensation levels begins with establishing total compensation targets for each management team member and then allocating that compensation between base salary and bonus and incentive compensation. Overall compensation targets are subjectively determined, but the Corporate Governance Committee uses the Matthews Young survey as a point of reference. The Committee also considers the compensation practices of banking organizations we consider to be peer institutions, whether in terms of asset size, business focus, or markets served. Including both privately-held and publicly-held banking organizations, we consider our peer group for purposes of compensation practices to include:

American Community Bank (Charlotte)	First Trust Bank (Charlotte)	New Century Bank (Dunn)

Bank of North Carolina (Thomasville)	Gateway Bank (Elizabeth City)	North State Bank (Raleigh)

Crescent State Bank (Cary)	MidCarolina Bank (Burlington)	Paragon Commercial Bank (Raleigh)

Carolina Bank (Greensboro)		Waccamaw Bank (Whiteville)

At its January 25, 2007 meeting, the Board of Directors approved the Corporate Governance Committee’s recommendation of a base salary of $250,000 for Mr. Coburn, our Chief Executive Officer, for the period February 1, 2007 through January 31, 2008. Although this is a 25% increase over Mr. Coburn’s 2006 base salary, it nevertheless is less than the median $300,000 CEO salary for 2006 of the ten bank holding companies with total assets of $400 million or more, according to the Matthews Young survey, but it is consistent with the CEO salary range for the smaller universe of North Carolina-based banking organizations we consider to be peer institutions. Below the level of CEO, survey data is less useful because the responsibilities of these officers tend to vary widely from one organization to the next, but, nevertheless, the data is valuable to the Committee in its goal to ensure that our compensation practices are competitive at all levels of executive management. The Chief Executive Officer is not involved in committee deliberations and decision making having to do with his own compensation, but the Corporate Governance Committee considers the Chief Executive Officer’s input about compensation of other executives to be valuable. The Committee’s recommendations are not final unless approved by the full Boards. Although the CEO is a member of the Boards, he is excluded from Board deliberations and voting on Committee recommendations about CEO compensation. At its January 25, 2007 meeting, the Boards also approved the Corporate Governance Committee’s recommendation of a base salary for 2007 through January 2008 of $150,000 for Ms. Norris, our Chief Financial Officer, $135,000 for Ms. Burney, our Chief Operations Officer, and $130,000 for each of

Messrs. Flowers, Tyler, and MacLaren. At that meeting the Boards also approved the Committee’s recommended bonuses for the executive officers for their services in 2006.

Bonus and incentive compensation tend to comprise a larger percentage of the CEO’s total compensation than they do for other executive officers and a larger portion of the other executive officers’ compensation when compared to the compensation of more junior officers.

Cape Fear Bank Corporation and Cape Fear Bank
	Base Salary as a Percent of Total Compensation	Bonus and Incentive as a Percent of Total Compensation	Equity Awards (including Stock Options) as a Percent of all Equity Awards
Chief Executive Officer	65 – 70%	30 – 35%	30 – 40%
Other Executive Officers	70 – 80%	20 – 30%	15 – 20%

These allocations between salary and bonus and incentive compensation are generally consistent with the reported information in the Matthews Young survey. We believe that the compensation of the CEO and other executive officers, who are in positions with the greatest ability to influence our performance, should be significantly performance-based, while others should receive a greater portion of their compensation in base salary.

At the executive management level, cash bonuses reward achievement of individual performance as well as company-wide performance. Through and including 2006, annual bonuses paid to our executive officers have been approved by the Corporate Governance Committee and our Boards based in large part on the Committee’s and Boards’ assessment of our financial performance. However, those bonuses have been approved by the Committee and Boards on a discretionary basis and not under a formal incentive plan with predetermined performance goals. From time to time we also have awarded, and may again award, bonuses based on a subjective determination that an executive’s service deserves special recognition, regardless of our financial performance. In the case of officers below the level of executive management, factors other than our financial performance are more likely to be taken into consideration. If a non-executive officer has responsibility for a particular function, for example, factors that influence the amount of a bonus paid to that officer will tend to be more heavily weighted toward the operational performance of that particular Bank function, as opposed to Bank-wide performance criteria such as net income or return on equity. However, Bank-wide performance still is an important factor for cash bonuses paid to all officers and employees.

At their January meetings, the Corporate Governance Committee recommended, and our Boards approved, discretionary cash bonuses based on their assessment of our financial performance, as well as individual performance, during 2006. Those bonuses are shown in the “Bonus” column of the Summary Compensation Table and were paid at the end of January 2007.

For 2007 and future years, we intend for cash bonuses to be based on a more formal cash incentive plan adopted by the Corporate Governance Committee and our Boards. Under the new plan as we currently propose to implement it, a portion of the cash compensation paid to our executive officers and other employees chosen to participate in the plan each year will be tied to:

•	the amount by which our pre-tax profits (before any deduction for the expense of payments under the plan) exceed a threshold amount; and

•

the extent to which other individual goals (which will vary for different participants or groups of participants and which, for each participant, may be “weighted” such that they have varying affects in calculating the cash award to be paid to each participant) are achieved.

Individual goals under the new plan from to time may relate to things such as:

• Our performance ratios • Growth in our non-interest income • Growth in our core deposits • Our efficiency ratio

•   Our level of non-performing loans

•   Our level of charge-offs

•   Our regulatory examination ratings

•   Goals for loan production, new accounts, or other such activities in the case of employees in customer contact positions

If performance goals under the plan are achieved for a year, our executive officers will receive a cash incentive payment after the end of that year. Those payments generally will be determined as follows:

•

First, the aggregate cash incentive payment potentially payable to all officers and employees—or the cash incentive pool—will be calculated based on our earnings before taxes and before taking incentive payments into account (our “pre-tax, pre-incentive earnings”). The cash incentive pool will be zero unless our pre-tax, pre-incentive earnings are at a minimum threshold level established by the Committee and our Boards. To the extent that our pre-tax, pre-incentive earnings exceed the threshold level, the cash incentive pool will grow. However, the cash incentive pool would not continue to increase once our pre-tax, pre-incentive earnings equal or exceed a ceiling level established by the Committee and our Boards.

•

Second, each officer’s and employee’s share of the cash incentive pool will be a percentage of the median salary for officers and employees of equal rank or salary grade level, based on median salaries reported in the Matthews Young annual compensation survey of North Carolina banking organizations and average reported incentive benefits at those salary levels. For example, if the average incentive benefits as a percent of salary of CEOs is 45%, Mr. Coburn’s maximum potential incentive payment under the plan—assuming that that our pre-tax, pre-incentive earnings are at the maximum level and his individual goals are fully achieved—would be an amount equal to 45% of the median reported salary for CEOs, or approximately $108,000 based on the $240,715 median reported in the Matthews Young survey for 2006. If pre-tax, pre-incentive earnings were to exceed the threshold level, but are less than the maximum level, such that the cash incentive pool does not reach its maximum, the percentage of salary potentially payable to each participant will be reduced based on the percentage shortfall of the actual cash incentive pool in comparison to the maximum potential cash incentive pool.

Notwithstanding the amount of the cash incentive pool based on our pre-tax, pre-incentive earnings, the amount of cash incentive bonus actually paid to each participant will be affected by the extent to which his or her individual performance goals have been met. For that reason, if an individual participant’s individual goals are not met, he or she may receive a smaller percentage award relative to other participants, or, possibly, no award at all, even though other participants receive their indicated awards under the plan. Likewise, if our pre-tax, pre-incentive earnings do not exceed the threshold level and there is no cash incentive pool, no incentive payments will be required under the plan . However, the Corporate Governance Committee will have the discretion to recommend bonus payments to our executive officers, or to any one or more of them, separate from the new plan if the Committee believes our financial performance was affected by conditions or events beyond the officers’ control or that their individual performance deserves special recognition despite our failure to achieve our performance goals. Likewise, in the case of any or all participants, the Committee will have discretion to recommend reduced cash awards.

Equity Compensation

Historically, the only form of equity compensation that we have awarded has been stock options. We selected this form because of the favorable accounting and tax treatment of options and the near universal expectation by employees in our industry that they will receive stock options. However, beginning in 2006 accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards

No. 123R, making the accounting treatment of stock options less attractive because the value of options must now be recorded as a compensation expense. Until that time, stock options granted at an exercise price equal to or greater than the value of the underlying stock on the date of grant did not require that any compensation expense be recorded. As a result of this accounting change, we will assess the desirability of granting shares of restricted stock in 2007 instead of stock options, particularly to members of executive management. For that reason, we are proposing that our shareholders approve a new Omnibus Equity Plan at the Annual Meeting. The proposed new Plan is described under the heading “Proposal 2: Approval of 2007 Omnibus Equity Plan.” It provides for the issuance of stock options and restricted stock awards, as well as performance shares and stock appreciation rights.

Like stock options, the value of restricted stock also must be recorded as a compensation expense under SFAS 123R. But, in contrast to a stock option that involves payment by the option holder of an exercise price—ordinarily in an amount equal to the value of the stock at the close of business on the grant date—the recipient of a restricted stock grant is not expected to make any payment to realize the value of the restricted stock award. Instead, the recipient of the restricted stock award ordinarily becomes fully vested in and owner of the shares if he or she remains employed throughout the vesting period. As a consequence, a smaller grant of restricted shares can yield the same potential value as a much larger stock option grant. Accordingly, restricted stock grants generally can be made for fewer shares than a typical stock option grant, while providing a comparable aggregate award value.

Another potential benefit of a smaller restricted stock grant is that it may involve less potential dilution than a larger stock option award of comparable value. Moreover, if the price of stock acquirable by exercise of an option declines below the option exercise price, the company nevertheless must continue to record compensation expense in accordance with generally accepted accounting principles, but from the option holder’s perspective the option may have lost its value entirely, particularly as the option expiration date approaches. A declining stock price also affects the value of a restricted stock award, of course, but the award does not become worthless unless the company becomes insolvent. We believe restricted stock awards achieve a better balance between the company’s interests and the executives’ interests, and that they better preserve the compensatory value of awards, their value as a retention device, and their incentive value, both in periods of rising stock prices and in periods of declining stock prices.

The Corporate Governance Committee’s recommendations about equity-based awards for named executive officers are not based on objective grant formulas and are not constrained by any rules or limitations other than those explicitly stated in the governing plan documents. But, when the Committee recommends an equity-based award for an executive officer, the Committee takes a number of factors into account, including:

•	the potential dilution associated with the award, and the tax and accounting impact of the award;

•	the percentage of aggregate awards dedicated to executive officers versus other officers and employees;

•	the size of option awards and other equity-based awards granted by competitor and peer group organizations to their executive management;

•	the Committee’s evaluation of the executive’s performance, and the size of outstanding equity-based awards already held by the executive; and

•	the goal of aligning executive management’s personal financial interests with those of our shareholders.

Severance Arrangements

Through his Employment Agreement, we provide severance benefits for our CEO, both in the context of a change in control and for a termination of service occurring when no change in control has occurred. For other executives the severance arrangement is limited to a termination of service occurring within twelve months after a change in control. Because a company’s top executive officers are the people most likely to be terminated after a change in control, and because their undivided attention to the goal of maximizing shareholder value is most urgently needed in the context of a possible change in control, we believe that these change-in-control severance arrangements are both necessary and in our shareholders’ interests. Our change-in-control severance arrangements are intended to promote top management’s undivided attention to shareholder interests, alleviating the potential distraction associated with the effect of a change in control on their personal financial security. Moreover, because severance arrangements are customary features of compensation arrangements for top executives, we believe the severance arrangements are necessary to remain competitive for top management talent.

The Severance Agreements we entered into in 2006 with executive officers other than Mr. Coburn assure them of a single lump-sum cash severance payment if their employment terminates within twelve months after a change in control, whether termination is involuntary but without cause, or voluntary but based on adverse changes in their responsibilities, pay, or work location. No severance is payable in the case of an involuntary termination for cause or a voluntary termination occurring without adverse changes. The lump-sum severance amount is a multiple of the executives’ compensation, which for purposes of the Severance Agreements means the sum of their base salary plus their most recent discretionary bonus (as opposed to cash incentive payments). For Mr. Tyler and Mr. MacLaren and for our Vice President and Corporate Secretary, the multiple of compensation is 1.5, and for the other executives the multiple is 2.0, times compensation. In addition, any benefits that are subject to vesting would become vested on an accelerated basis for a termination occurring within twelve months after a change in control. Lastly, the Severance Agreements provide that we will reimburse the executives for legal expenses of up to $100,000 if their Severance Agreements are challenged after a change in control occurs.

Mr. Coburn entered into a new Employment Agreement with us and the Bank in 2006. The agreement has a three-year term, renewing each year for one additional year, but terminating when Mr. Coburn attains age 55. The amended Employment Agreement promises severance both in the context of a change in control as well as for termination when a change in control has not previously occurred. We believe severance outside of the context of a change in control is appropriate in Mr. Coburn’s case because of his contribution to the Bank since its inception and because we wish to reinforce his commitment to the Bank during this period of rapid growth. If Mr. Coburn’s employment is terminated involuntarily but without cause, or if he terminates voluntarily because of an adverse change in his employment circumstances, Mr. Coburn will continue to receive base salary and life and medical insurance coverage for the unexpired term of the agreement. Continued life and medical insurance coverage also will be provided for the remaining term of the agreement if his employment terminates because of disability.

The change-in-control benefit under Mr. Coburn’s Employment Agreement is a single-trigger benefit, in contrast to the double-trigger benefits payable solely after employment termination following a change in control under the Severance Agreements with our other executive officers. In other words, Mr. Coburn’s single-trigger change-in-control benefit is payable if a change in control occurs, regardless of whether his employment also terminates. The benefit is three times Mr. Coburn’s compensation, meaning the sum of base salary plus the most recent discretionary bonus and cash incentive payment. In addition, any benefits that are subject to vesting would become vested on an accelerated basis if a change in control occurs. Payment of a double-trigger benefit would, in Mr. Coburn’s case, have to be delayed for at least six months after his employment termination because of a six-month delay requirement imposed by Internal Revenue Code Section 409A on separation benefits paid to highly compensated officers. The six-month delay requirement does not apply, however, to single-trigger change-in-control benefits. Because we consider it to be highly likely that Mr. Coburn would not be retained as chief executive officer of the acquiring company in a change in control of our company, we concluded that in Mr. Coburn’s case there is little or no practical difference between a single-trigger versus a double-trigger change-in-control benefit, except that a double-trigger benefit would have to be delayed for six months but a single-trigger benefit would not be.

If Mr. Coburn receives the change-in-control benefit he would not also be entitled to a cash severance benefit if his employment actually terminates, but he would be entitled to continued life and medical insurance coverage for the remaining term of the agreement. If any of Mr. Coburn’s change-in-control benefits—whether under the Employment Agreement or under any other compensation arrangement—constitute so-called “excess parachute payments” and are, therefore, subject to the 20% excise tax under Internal Revenue Code Sections 280G and 4999, we must also make a gross-up payment to Mr. Coburn, compensating him for the excise tax as well as for income, payroll, and excise taxes imposed on that compensating payment. A 20% excise tax is imposed under Section 4999 if the value of an executive’s aggregate change-in-control benefits, as calculated according to procedures specified in Section 280G and accompanying IRS regulations, equals or exceeds three times his or her five-year average taxable compensation. The five-year average is known as the the executive’s “base amount.” If the value of the aggregate change-in-control benefits equals or exceeds three times the base amount, a 20% excise tax is imposed on all benefits exceeding the base amount and the employer forfeits its compensation deduction for those same benefits.

The Bank and Mr. Flowers, who served as our Executive Vice President and Chief Credit Officer during 2006, entered into a consulting agreement in June 2005 which was to become effective on March 1, 2007, immediately after Mr. Flowers’ projected retirement. The original intention was that Mr. Flower would continue to provide consulting services to the Bank as needed for two years after his retirement. His consulting compensation would have been fixed at $42,800 annually and he would have been entitled to participate in Bank benefit programs. More recently, Mr. Flowers and the Bank agreed that he would continue as a part-time employee after March 1, 2007 rather than a consultant. We entered into a Severance Agreement with Mr. Flowers in 2006 in substantially the same form as the Severance Agreements with other executive officers. That agreement remains in effect. The multiple of compensation potentially payable under the Severance Agreement is two times Mr. Flowers’ compensation.

Mr. Coburn’s Employment Agreement, the Severance Agreements with the other named executive officers, and the termination and change in control severance arrangements under them, are described under the captions “Employment Agreement” and “Potential Payments Upon Termination of Employment or a Change in Control.”

Salary Continuation Agreements

The Bank maintains a traditional 401(k) retirement plan. In general, the Bank matches 100% of the first 6% of an employee’s salary contributed to the 401(k) plan, and employee contributions and matching contributions accumulate tax free until distributions begin at the employee’s normal retirement age. The goal of a traditional tax-qualified 401(k) plan is to enable employees to provide for their own retirement and, combined with Social Security benefits, to ensure that their aggregate post-retirement income is maintained at a percentage of pre-retirement income sufficient to sustain a long-term retirement. However, contributions by the highest-compensated executives to a 401(k) retirement plan and matching contributions are limited under the Internal Revenue Code. The contribution limits prevent the highest-paid executives from accumulating in their 401(k) accounts sufficient capital to prevent a jarring reduction of post-retirement income relative to pre-retirement income. Accordingly, the Bank provides a supplemental retirement benefit arrangement for executive officers calculated to compensate for that shortfall. Specifically, in June 2005, the Bank entered into Salary Continuation Agreements with Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney. After their specified normal retirement ages, the Bank will make annual payments to the officers for their lifetimes. The specified normal retirement ages are 55 for Mr. Coburn, 67 for Mr. Flowers, and 65 for Ms. Norris and Ms. Burney.

The Salary Continuation Agreements are intended to reinforce executives’ long-term commitment to the Bank. The full normal retirement benefit is payable if and only if the executive remains employed with the Bank to the normal retirement age. If termination occurs before normal retirement age, the benefit amount is reduced and is not actually payable until normal retirement age. No benefit is payable, and an executive’s agreement terminates, if his or her employment terminates for cause. After an executive’s death, an amount equal to the accrued liability balance under the Salary Continuation Agreement at the time of death would be paid to his or her beneficiary. Under generally accepted accounting principles, the Bank must accrue a liability on its books for the obligation under the Salary Continuation Agreements. By the time the executive attains the normal retirement age the total liability amount accrued by the Bank must equal the present value of the Bank’s obligation to the executive (in other words, the present value of the normal retirement benefit). Each executive’s accrual balance is calculated using a level principal amount, with interest computed at a reasonable discount rate under generally accepted accounting principles.

If a change in control occurs, the Salary Continuation Agreements will terminate and the Bank will pay to each executive an amount calculated as described in his or her agreement. For Mr. Coburn, the payment is the accrual balance projected to exist at his normal retirement age. For Ms. Norris, the payment is the projected amount of her accrual balance in a future year according to a schedule contained in her agreement, but for a change in control after 2018 her benefit would be the accrual balance existing at that time. In the case of each of Mr. Flowers and Ms. Burney, the payment is his or her actual accrual balance when the change in control occurs. Because these benefits are payable immediately after a change in control, they are single-trigger benefits and they would not be subject to the six-month payment delay imposed by Internal Revenue Code Section 409A. Like his Employment Agreement, Mr. Coburn’s Salary Continuation Agreement promises a gross-up benefit if the aggregate value of his change-in-control benefits equals or exceeds three times his base amount.

After the end of 2006, the Corporate Governance Committee recommended and the Bank’s Board of Directors approved revised Salary Continuation Agreements for Mr. Coburn and Ms. Norris, as well as authorizing entry into Salary Continuation Agreements with Mr. Tyler and Mr. MacLaren. The revisions to Mr. Coburn’s and Ms. Norris’ agreements, which have not yet been implemented, will increase Mr. Coburn’s normal annual retirement benefit by $65,000 and Ms. Norris’ annual benefit by $30,000, as well as providing that their normal annual retirement benefit be increased annually by 3.0% to account for inflation beginning one year after normal retirement benefits begin. The new Salary Continuation Agreements to be entered into with Mr. Tyler and Mr. MacLaren will provide for a normal annual retirement benefit at age 65 of $37,000, payable for their lifetimes but without a post-retirement inflation adjustment. The Bank also determined that Mr. Flowers’ employment did not terminate when he became a part-time employee in March 2007. Accordingly, if Mr. Flowers remains employed with the Bank on at least a part-time basis until he attains his age 67 normal retirement age in 2009, his entitlement to a lifetime benefit of $42,800 annually under his June 23, 2005 Salary Continuation Agreement will be preserved.

Additional information about the Salary Continuation Agreements and benefits payable under them is contained under the captions “Retirement Benefits” and “Potential Payments Upon Termination of Employment or a Change in Control.”

Split-Dollar Life Insurance Endorsement Arrangements

In 2004, the Bank purchased insurance policies on the lives of 14 of its officers, including each of the named executive officers. The policies are owned by the Bank, but it entered into endorsement arrangements allowing the executives to designate the beneficiary of a portion of the policy death benefits. Under Endorsement Split-Dollar Agreements entered into with each of Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney, at the executive’s death a portion of the total death benefits under the insurance policies on his or her life—80% of the “net death proceeds” in the case of Mr. Flowers, Ms. Norris and Ms. Burney, and 100% of the net death proceeds in Mr. Coburn’s case—will be paid to the executive’s designated beneficiary. The “net death proceeds” of a policy will be the total death benefit payable under the policy, minus the cash surrender value of the policy. Through policy endorsements entered into with Mr. Tyler, Mr. MacLaren and the other eight officers, the Bank granted to each of them the right to designate the beneficiary of up to $50,000 of the death proceeds payable under the policies on their lives. The Bank will receive the remainder of the death benefits, including the full cash surrender value, on all of the policies, which we expect will reimburse the Bank in full for its life insurance investment. Neither the premium amounts attributable to the policies on the executives’ lives nor the potential death benefits payable to their beneficiaries are reflected in the Summary Compensation Table.

The agreements terminate and an executive’s right to designate the beneficiary of death benefits is forfeited if the executive’s employment terminates for cause. The Endorsement Split-Dollar Agreement of each of Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney also terminates if his or her employment terminates before he or she has been employed with the Bank for ten consecutive years (unless the termination results from the death or disability or occurs after a change in control) or if the executive’s rights under his or her Salary Continuation Agreement are forfeited. Mr. Flowers became a part-time employee in early 2007. Having been employed with the Bank since it began operations in 1998, we have determined that Mr. Flowers’ Endorsement Split-Dollar Agreement has not terminated despite his change from full-time to part-time status.

The Financial Accounting Standards Board clarified in late 2006 that a split-dollar arrangement providing post-retirement death benefits requires the employer to recognize compensation expense during an employee’s working years to account for the split-dollar insurance obligation, even though the split-dollar benefit will ultimately be paid by the insurance company and not the employer. This was not the prevailing accounting treatment in 2005 when the Bank entered into the split-dollar life insurance arrangements with its officers and directors. Accordingly, unless the split-dollar arrangements are amended to eliminate post-retirement death benefits, the Bank will have to begin recognizing compensation expense associated with these post-retirement split-dollar insurance arrangements beginning in 2008.

If the Bank cancels or surrenders the insurance policies on the lives of Mr. Coburn, Mr. Flowers, Ms. Norris or Ms. Burney, upon the executive’s death the Bank must pay to the executive’s beneficiary the amount that would have been paid under the insurance policies had the policies not terminated (measured at the time the policies lapsed or were cancelled or surrendered). The Bank also would be required to pay an income tax gross-up benefit to compensate for the fact that death benefits paid by an employer are subject to income taxation whereas split-dollar insurance death benefits are not. We expect to amend the Endorsement Split-Dollar Agreements of Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney in 2007 to eliminate the alternative of a Bank-paid death benefit if the policy is cancelled.

When the Bank enters into Salary Continuation Agreements with Mr. Tyler and Mr. MacLaren, we expect to also enter into Endorsement Split-Dollar Agreements with them, superseding their existing endorsement rights to designate the beneficiary of $50,000 of death proceeds under existing policies. Those new agreements would allow them to designate the beneficiary of 80% of the net death proceeds payable under Bank-owned insurance policies on their lives. To support the new Salary Continuation Agreement benefits for Mr. Tyler and Mr. MacLaren and the enhanced benefits for Mr. Coburn and Ms. Norris, during 2007 the Bank purchased additional insurance on the lives of Mr. Coburn, Ms. Norris, Mr. Tyler and Mr. MacLaren for an aggregate premium of $4 million for eight additional policies (two new policies on the life of each of these four executives).

Additional information about the split-dollar insurance arrangements and death benefits payable to our executive officers’ beneficiaries under them is contained under the caption “Potential Payments Upon Termination of Employment or a Change in Control.”

Perquisites and Other Benefits.

In addition to the primary forms of compensation described above, our executive officers receive certain limited personal benefits. In the case of Mr. Coburn in particular, we encourage membership in a golf or social club to provide an appropriate entertainment forum for customers and interaction with our community. As a result, initiation fees for one golf or social club membership are paid by the Bank. As part of its review of our executive officers’ overall compensation each year, the Corporate Governance Committee reviews all benefits being provided to our executive officers. However, our incremental costs associated to those benefits are relatively small, both in relation to our officers’ total compensation and to benefits provided to executive officers at other companies.

Compensation Committee Report

The Corporate Governance Committee has:

•	reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and

•	recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and Annual Report on Form 10-K.

The Corporate Governance Committee:

Walter Lee Crouch, Jr.	Craig S. Relan	John Davie Waggett

EXECUTIVE COMPENSATION

Summary

The following table shows the cash and certain other compensation paid or provided to or deferred by our named executive officers for 2006. Our executive officers are compensated by the Bank for their services as its officers, and they receive no separate salaries or other cash compensation from us for their services as our officers. With the exception of our Chief Executive Officer who is employed under an Employment Agreement as described below, each of the named officers is employed by the Bank on an “at will” basis and subject to reelection as an officer each year, and none of them have employment agreements with us or the Bank. However, we and the Bank have entered into a Severance Agreement with each of our other executive officers named in the table below which provides for payments to them if their employment terminates under various circumstances within twelve months following a change in control of our company.

SUMMARY COMPENSATION TABLE

Name and Current Principal Position (1)	Year	Salary (2)	Bonus	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Cameron Coburn Chairman, President and Chief Executive Officer	2006	$197,564	$100,000	$28,359	$66,832	$13,673	$406,428
Larry W. Flowers Senior Management Advisor	2006	128,792	50,000	20,624	101,911	7,728	309,055
Betty V. Norris Senior Vice President and Chief Financial Officer	2006	133,375	50,000	20,624	38,133	8,003	250,135
Lynn M. Burney Senior Vice President and Chief Operations Officer	2006	123,750	50,000	20,624	90,930	7,425	292,729
R. James MacLaren Senior Vice President and Chief Credit Officer	2006	115,716	25,000	3,440	-0-	6,883	151,039
A. Mark Tyler Senior Vice President and Chief Banking Officer	2006	115,513	30,000	4,125	-0-	6,865	156,503

(1)	Mr. Coburn is a member of our Board, but he does not receive any additional cash compensation for service as a director.
(2)	Includes the amount of salary deferred at each officer’s election under our Section 401(k) plan.
(3)	Reflects the amount of compensation expense, as calculated under SFAS 123R, that we recognized in our financial statements for 2006 relating to all outstanding stock options held by each officer. A discussion of material assumptions made in our valuation of and expense related to outstanding stock options is contained in Notes A and N to our audited consolidated financial statements.
(4)	Reflects the increase from December 31, 2005, to December 31, 2006, in the present value of each officer’s accumulated benefit under the Salary Continuation Agreements described below under the caption “Retirement Benefits.”
(5)	The listed amounts include:

•	for each officer, matching contributions made by the Bank under our Section 401(k) plan as follows:

Mr. Coburn—$11,854; Mr. Flowers—$7,728; Ms. Norris—$8,003; Ms. Burney—$7,425; Mr. MacLaren—$6,883 and Mr. Tyler—$6,865; and

•	for Mr. Coburn, $1,819 in premiums paid by us for a separate disability insurance policy for his benefit.

In addition to compensation paid in cash, from time to time our executive officers receive various personal benefits. None of the named officers received personal benefits during 2006 for which our estimated aggregate incremental cost exceeded $10,000, and the amounts of those benefits are not included in the table. We also provide our officers with group life, health, medical and other insurance coverages that are generally available to all salaried employees, and the cost of that insurance is not included in the table. As described below under the caption “Potential Payments Upon Termination of Employment or a Change of Control-Endorsement Split-Dollar Agreements,” the named officers also are covered by split-dollar life insurance policies that are owned by the Bank and for which it paid lump-sum premiums during 2004. No premiums were paid on those policies during 2006, and no amounts related to those policies are included in the table.

Employment Agreement

Mr. Coburn is employed pursuant to an Employment Agreement which has a “rolling “ three-year term which, on each anniversary date of the agreement, is extended by one additional year unless our Board of Directors gives notice that it will not be extended. Unless sooner terminated, the term of the agreement will end when Mr. Coburn reaches age 55. The agreement provides for:

•	annual base salary, which will be reviewed and must be increased for cost of living increases on an annual basis, and otherwise may be increased at the discretion of the Board;

•	participation in all officer or employee compensation, bonus, incentive and benefit plans in effect from time to time;

•	reimbursement for the cost of disability insurance providing an annual benefit not to exceed $96,000 and an elimination period of no fewer than six months;

•	nomination for election as a director each year; and

•	payment of membership assessments and dues in civic and social clubs mutually agreeable to Mr. Coburn and the Board.

The agreement was amended during 2006 to ensure that payments made under it would be in compliance with Section 409A of the Internal Revenue Code. As part of that amendment, the agreement was updated to reflect Mr. Coburn’s $200,000 base salary rate for 2006 as the minimum base salary payable under the agreement.

The agreement contains other provisions under which payments and benefits will be provided to Mr. Coburn following an involuntary termination of his employment without cause, or a voluntary termination under various circumstances, whether before or after a change in control of the Bank, and that restrict his ability to compete against the Bank following a termination of his employment. Those provisions are described below under the caption “Potential Payments Upon Termination of Employment or a Change of Control.”

Plan Based Awards

We have an Incentive Stock Option Plan under which options are granted from time to time to our officers and employees to purchase shares of our common stock. Each stock option gives the officer to whom it is granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share that is equal to the market value of our stock on the date the option is granted. Options usually “vest,” or become exercisable, at intervals as to portions of the shares they cover based on a vesting schedule. They generally terminate 12 months following an officer’s death or disability, or 90 days following an officer’s retirement, involuntary termination without cause, or any termination as a result of a change in control of our company. They will terminate immediately following the voluntary termination of an officer’s employment or an involuntary termination for cause. Option grants do not include any performance-based conditions. The exercise price and vesting schedule for each option is determined by our Corporate Governance Committee at the time the option is granted. We have also granted stock options to our Chief Executive Officer, Cameron Coburn, under our similar Nonstatutory Stock Option Plan which provides for the grant of options to our directors as described under the caption “Director Compensation.”

During 2006, no new stock options were granted to any of our executive officers named in the Summary Compensation Table, and no previously granted options were exercised by any of them. The following table contains information about all outstanding options held by those named executive officers on December 31, 2006.

OUTSTANDING EQUITY AWARDS AT 2006 YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Stock options (Exercisable) (1)	Number of Securities Underlying Unexercised Stock Options (Unexercisable) (1)		Option Exercise Price (1)	Option Expiration Date
Cameron Coburn	32,812	-0-		$7.01	06/17/09
	11,483	-0-		7.01	06/17/09
	5,906	-0-		3.97	02/21/12
	9,843	-0-		3.97	02/21/12
	5,643	-0-		10.25	07/22/15
	9,023	27,070	(2)	10.25	07/22/15

Larry W. Flowers	16,406	-0-		7.01	06/17/09
	6,562	-0-		3.97	02/21/12
	6,562	13,125	(3)	10.25	07/22/15

Betty V. Norris	16,406	-0-		7.01	06/17/09
	6,562	-0-		3.97	02/21/12
	6,562	13,125	(3)	10.25	07/22/15

Lynn M. Burney	16,406	-0-		7.01	06/17/09
	6,562	-0-		3.97	02/21/12
	6,562	13,125	(3)	10.25	07/22/15

R. James MacLaren	2,460	-0-		7.01	06/17/09
	984	-0-		3.97	02/21/12
	1,093	2,188	(4)	10.25	07/22/15

A. Mark Tyler	984	-0-		3.97	02/21/12
	1,312	2,625	(5)	10.25	07/22/15

(1)	Numbers of shares and exercise prices have been adjusted to reflect stock splits in 2001 and 2005 and a 5% stock dividend in 2006.
(2)	Exercisable as to 9,023 shares on 7/22/07, 9,023 shares on 7/22/08 and 9,024 shares on 7/22/09.
(3)	Exercisable as to 6,562 shares on 07/22/07 and 6,563 shares on 07/22/08.
(4)	Exercisable as to 1,093 shares on 07/22/07 and 1,095 shares on 07/22/08.
(5)	Exercisable as to 1,312 shares on 07/22/07 and 1,313 shares on 07/22/08.

Retirement Benefits

The Bank has entered into Salary Continuation Agreements with Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney, under which, following their “normal retirement ages” stated in the agreements (55 for Mr. Coburn, 67 for Mr. Flowers, and 65 for Ms. Norris and Ms. Burney), the Bank will make monthly payments to them in stated amounts for their lifetimes.

Under generally accepted accounting principles, the Bank accrues a liability on its books each year for its obligation to each officer under his or her agreement. Those accruals are in amounts such that, at each officer’s normal retirement age, his or her “accrual balance” will equal the then-current present value of the officer’s normal retirement benefits to age 82. Each officer’s accrual balance increases each year by a level principal amount, plus interest computed at an assumed discount rate. The current discount rate is 6.25%, but may be changed from time to time to maintain the rate within reasonable standards under generally accepted accounting principles. An officer’s accrual balance at the time of any termination of employment prior to normal retirement age will be the amount accrued on the Bank’s books at that time for its liability to the officer.

If, before normal retirement age, an officer’s employment terminates for any reason other than for cause or following a change in control, the Bank will make monthly payments to the officer for life in an amount calculated to fully amortize the officer’s accrual balance at the time of termination over a period beginning at the officer’s normal retirement age and ending at age 82 (taking into account interest on that balance during the payment period). Those payments will begin on the later of the first day of (1) the seventh month after termination of the officer’s employment, or (2) the month after the officer reaches normal retirement age.

Following an officer’s death, his or her beneficiaries would receive a lump-sum payment in an amount equal to the officer’s accrual balance at the time of death. An officer’s agreement will terminate automatically, and the officer’s rights to payments will be forfeited, if his or her employment is terminated for cause.

If there is a change in control of the Bank, the agreements will be terminated and the Bank will make a lump-sum payment to each officer. For Mr. Coburn, that payment would equal the projected amount of his accrual balance at his normal retirement age, and, for Ms. Norris, the payment would equal the projected amount of her accrual balance in a future year according to a schedule contained in her agreement. In the case of Mr. Flowers and Ms. Burney, the payments would equal their actual accrual balances as of the date of the change in control. In Mr. Coburn’s case, if that payment or any other payment or acceleration of benefits resulting from the change in control results in a “parachute payment” that is subject to an excise tax under the Internal Revenue Code, the Bank will be obligated to pay him an additional “gross-up payment” equal to (1) the amount of the excise tax he owes on all those payments and benefits, plus (2) the additional amount needed for him to receive the amount of the excise tax net of all income, payroll or other excise taxes. The agreements also provide that the Bank will pay or reimburse up to $500,000 in legal expenses incurred by Mr. Coburn, or up to $100,000 in expenses incurred by each other officer, in enforcing his or her rights if the Bank fails to pay its obligations, or challenges the agreements, after a change in control.

As defined in the agreements, a “change in control” will occur if:

•	a person or group accumulates ownership of our stock that amounts to more than 50% of the total fair market value or total voting power of all our outstanding shares;

•	a person or group acquires within a 12-month period ownership of our stock that amounts to 35% or more of the total voting power of all our outstanding shares;

•	a majority of our Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of our board; or

•	a person or group acquires assets from us that amount to 40% or more of the total gross fair market value of all our assets.

The following table contains information about our named executive officers’ benefits under the Salary Continuation Agreements on December 31, 2006. During 2007, we intend to amend Mr. Coburn’s and Ms. Norris’ agreements, and to enter into agreements with Mr. MacLaren and Mr. Tyler, as described under the heading “Compensation Discussion and Analysis—Salary Continuation Agreements.”

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year (3)
Cameron Coburn	Salary Continuation Agreement	N/A	$114,292	$-0-

Larry W. Flowers	Salary Continuation Agreement	N/A	174,282	-0-

Betty V. Norris	Salary Continuation Agreement	N/A	65,213	-0-

Lynn M. Burney	Salary Continuation Agreement	N/A	155,503	-0-

(1)	Benefits under the agreements are not determined on the basis of years of credited service.
(2)

Amounts reflect the present values as of December 31, 2006, of the officers’ accumulated benefits under their agreements at their stated normal retirement ages (Mr. Coburn—55; Mr. Flowers—67; Ms. Norris—65; and Ms. Burney—65). The amounts are equal to the officers’ “accrual balances” on December 31, 2006, which reflect the total amounts accrued by the Bank for its liability for retirement benefits under APB Opinion No. 12 and SFAS No. 106, based on a level principal payment and interest at an assumed discount rate (currently 6.25%) based on the yield on a 20-year corporate bond rated Aa by Moody’s, rounded to the nearest  1/4%, and assuming that payments will be made following the officer’s normal retirement age until age 82.

(3)	None of the officers have begun receiving payments under their agreements.

The following table lists the actual amounts of payments that would have been made to the named executive officers under their Salary Continuation Agreements if their employment had been terminated under the specified circumstances on December 31, 2006.

Name	Monthly payment following termination at normal retirement age (1)	Monthly payment following termination or disability before normal retirement age (2)	Lump-sum payment following death (3)	Lump-sum payment following change in control (4)
Cameron Coburn	$10,533	$1,741	$114,292	$1,655,228
Larry W. Flowers	3,567	1,702	174,282	174,282
Betty V. Norris	6,942	1,181	65,213	148,995
Lynn M. Burney	6,025	1,728	155,503	155,503

(1)	Payments would begin following the officers’ normal retirement ages and be made monthly for life.

(2)	Payment amounts are based on the officers’ actual accrual balances on December 31, 2006. Those payments would begin following the officers’ normal retirement ages and be made monthly for life.
(3)	The lump-sum payment amounts equal the officers’ accrual balances on December 31, 2006.
(4)	Mr. Coburn’s payment amount equals his projected accrual balance at normal retirement age. The payment amounts for the other officers equal their accrual balances on December 31, 2006 or, in the case of Ms. Norris (and as provided in her agreement), her projected accrual balance on December 31, 2008.

Potential Payments Upon Termination of Employment or a Change of Control

The agreements described above, and other agreements we have with our executive officers named in the Summary Compensation Table, provide for those officers to receive payments and benefits if their employment terminates under various circumstances or in the event of a change in control of our company or the Bank. Those arrangements are described in the following paragraphs, and a summary of the estimated payments and benefits each officer would receive following different triggering events is contained in the tables below.

Employment Agreement with Mr. Coburn.     Mr. Coburn’s Employment Agreement is described under the caption “Employment Agreement.” If Mr. Coburn’s employment is terminated by us without cause, or if Mr. Coburn terminates his own employment for “good reason,” he will continue to receive salary payments for the unexpired term of the agreement, and we will provide him with continued life and medical insurance coverage for the remaining term or, if earlier, until he reaches age 55, dies, or becomes employed elsewhere. Continued life and medical insurance coverage also will be provided for the remaining term of the agreement following termination of his employment as a result of disability. “Good reason” will exist if, without Mr. Coburn’s consent:

•	his base salary is reduced;

•

his bonus, incentive or other compensation award opportunities under our plans are reduced (unless the reduction is a company-wide reduction that applies to all participants), or his participation in any of our benefit plans is terminated (other than as a result of a change in the law or the loss of tax deductibility of employer contributions);

•	our Board fails to reappoint Mr. Coburn as our Chief Executive Officer, or fails to nominate him for reelection, or to take any other action to cause him to be reelected, as a director;

•	duties are assigned to him that are materially inconsistent with his position as principal executive officer or that represent a reduction in his authority;

•	we fail to obtain an assumption of the agreement by a successor to the Bank in a merger or other reorganization; or

•	our principal office is relocated, or Mr. Coburn is required to relocate his principal work location, by more than 15 miles from its location on the date of the agreement.

No payments will be made under the agreement if Mr. Coburn’s employment is terminated by us for cause or by him without good reason.

If there is a change in control of our holding company or the Bank, Mr. Coburn will be entitled to:

•

a lump-sum payment equal to three times the total of his base salary rate at the time of the change in control plus the amount of any bonuses or incentive compensation earned for the preceding calendar year;

•	continued medical and life insurance coverage for the remaining term of the agreement or, if earlier, until he reaches age 55, dies, or becomes employed elsewhere;

•	immediate vesting of his benefits under any qualified and non-qualified plans in which he participates, unless those plans separately address the effect of a change in control;

•	payment of up to $500,000 in legal expenses he incurs in enforcing his rights if we do not pay our obligations under, or challenge the enforceability of, his agreement after a change in control; and

•

if the payment and acceleration of benefits under other plans or arrangements results in a “parachute payment” that is subject to an excise tax under Sections 280G and 4999 of the Internal Revenue Code, an additional “gross-up payment” equal to the amount of the excise tax he owes, plus the additional amount needed for him to receive the amount of the excise tax net of all income, payroll or other excise taxes.

Those change in control payments and benefits would be in lieu of any other severance payments provided for in the agreement, and his right to receive the lump-sum payment would not depend on whether his employment is terminated.

Mr. Coburn’s agreement provides that, in general, a “change in control” will have occurred if:

•	a person accumulates ownership of our stock that amounts to more than 50% of the total fair market value or total voting power of our outstanding stock;

•	within a 12-month period a person acquires shares of our stock that amount to 35% or more of the total voting power of our outstanding stock;

•	a majority of our directors are replaced during any 12-month period by persons whose appointment or election is not endorsed in advance by a majority of our directors; or

•	there is a change in ownership of our assets that amounts to 40% or more of the total gross fair market value of all of our assets.

Under the Employment Agreement, Mr. Coburn agreed not to disclose any confidential or proprietary information regarding our company or the Bank to any other person and that, for a period of one year following a termination of his employment, he may not directly or indirectly compete with the Bank by providing financial products or services on behalf of another financial institution, or assisting another financial institution in providing financial products or services, within a 15-mile radius of any of the Bank’s full-service banking offices. If Mr. Coburn violates the agreement by competing with the Bank during the one-year restriction period, he will forfeit all his rights and retirement benefits under his Salary Continuation Agreement described below, as well as all death benefits under his Endorsement Split-Dollar Agreement described below. However, the restriction on his ability to compete against the Bank will terminate immediately upon a change in control.

The following table lists estimates of aggregate payments and benefits that would have been paid or provided to Mr. Coburn under his Employment Agreement if his employment had terminated under various circumstances, or there had been a change in control, on December 31, 2006.

Type of Termination Event and Description of Payment or Benefit	C. Coburn
INVOLUNTARY TERMINATION WITHOUT CAUSE, OR VOLUNTARY TERMINATION FOR “GOOD REASON,” OTHER THAN AFTER A CHANGE IN CONTROL
Aggregate cash payments (1)	$400,000
Continued insurance coverage (2)	7,548

CHANGE IN CONTROL, WITHOUT REGARD TO TERMINATION OF EMPLOYMENT
Lump-sum cash payment	825,000
Continued insurance coverage (2)	7,548
Additional 280G “gross-up” payment (3)	1,162,476

(1)	Reflects the aggregate of monthly payments, based on Mr. Coburn’s annual salary rate of $200,000, that would be made during the remaining term of the Employment Agreement. The term of the agreement is extended by one additional year each January 1. On December 31, 2006, the remaining term was two years, but on the following day it would have been three years.
(2)	Reflects our estimate of the aggregate cost of continued insurance coverage equivalent to that currently provided to Mr. Coburn that could be obtained in the marketplace for the remaining term of the Employment Agreement. The term of the agreement is extended by one additional year on each January 1. On December 31, 2006, the remaining term was two years but on the following day it would have been three years.
(3)	Reflects our estimate of the additional payment that would be made to Mr. Coburn to pay excise taxes under Sections 280G and 4999 of the Internal Revenue Code on “excess parachute payments” to him under all change-in-control arrangements, and to permit him to receive the payment net of income, payroll or other excise taxes.

Severance Agreements.    Under separate Severance Agreements between us and each of our named executive officers other than Mr. Coburn, if, within twelve months following a change in control, their employment is terminated by us, or our successor, without cause, or they voluntarily terminate their own employment with “good reason” as defined below, they will be entitled to:

•

lump-sum payments equal to a multiple (two times in the case of Mr. Flowers, Ms. Norris and Ms. Burney, and one and one-half times in the case of Mr. MacLaren and Mr. Tyler) of the total of their annual base salary rates at the time the change in control becomes effective or on their termination date (whichever is greater), plus the amount of any discretionary cash bonuses paid to them for the calendar year immediately before the year in which the change in control occurs or their employment terminates (whichever is greater);

•	immediate vesting in any qualified and non-qualified plans in which they participate, unless those plans separately address the effect of a change in control; and

•

payment of up to $100,000 in legal expenses incurred by each officer in enforcing his or her rights if we do not pay our obligations under, or challenge the enforceability of, the agreements after a change in control.

“Good reason” includes substantially the same events as are included in that term under in Mr. Coburn’s Employment Agreement. A “change in control” will have occurred if:

•

we merge into another company, or another company merges into us, and, after the transaction, persons who were our shareholders hold less than 50% of the combined voting power of the resulting company;

•	a person becomes the beneficial owner (other than as a fiduciary or in an employee benefit plan) of 25% or more of the combined voting power of our stock;

•

during any two-year period, a majority of our Board of Directors include persons who were not directors at the beginning of that period other than persons who were first nominated or elected by a two-thirds vote of the Board; or

•	we sell substantially all of our assets.

The agreements have initial “rolling” terms of three years and, at the end of each year, they are extended by one additional year unless our Board gives notice that the agreements will not be extended. If not sooner terminated, each of the agreements will terminate when the officer reaches age 65, except in the case of Mr. Flowers’ agreement which terminates upon his retirement. The agreements do not contain any restrictions on the officers’ ability to compete against us or our successor following termination of their employment in the circumstances described above.

The following table lists estimates of lump-sum payments that would have been made to the named officers under their Severance Agreements if their employment had terminated under various circumstances on December 31, 2006, following a change in control.

Type of Termination Event and Description of Payment or Benefit	L.W. Flowers	B.V. Norris	L.M. Burney	R.J. MacLaren(1)	A.M. Tyler(1)
INVOLUNTARY TERMINATION WITHOUT CAUSE, OR VOLUNTARY TERMINATION FOR “GOOD REASON,” AFTER A CHANGE IN CONTROL
Lump-sum cash payment	$330,000	$340,000	$320,000	$189,000	$202,500

(1)	Mr. MacLaren’s and Mr. Tyler’s Severance Agreements were not entered into until January 2007, and the Bank would have had no obligation to make any payments to them on December 31, 2006. Their amounts are shown as if their agreements had been in effect on that date.

Salary Continuation Agreements.    The Salary Continuation Agreements between the Bank and each of Mr. Coburn, Mr. Flowers, Ms. Norris and Ms. Burney provide for monthly payments to them for life following retirement at their “normal retirement ages.” Those agreements also provide for the Bank to make payments to the officers, or to their beneficiaries, under other circumstances, including (1) reduced montly payments (beginning at normal retirement age) in the case of a termination of employment before normal retirement age for any reason other than cause or a change in control, and (2) lump-sum payments following their deaths or a change in control of the Bank. The terms of those agreements are described under the caption “Retirement Benefits.”

The following table lists estimates of aggregate payments that would have been made to the named officers under their Salary Continuation Agreements if their employment had terminated under various circumstances, or there had been a change in control, on December 31, 2006. The estimated amount of the additional “gross-up” payment that would have been made to Mr. Coburn under his agreement is listed in the table above relating to his Employment Agreement.

Type of Termination Event and Description of Payment or Benefit	C. Coburn	L.W. Flowers	B.V. Norris	L.M. Burney
RETIREMENT AT NORMAL RETIREMENT AGE:
Aggregate of monthly payments (beginning at normal retirement age) (1)	$3,412,800	$642,000	$1,416,100	$1,229,100

VOLUNTARY TERMINATION OR DISABILITY BEFORE NORMAL RETIREMENT AGE:
Aggregate of monthly payments (beginning at normal retirement age) (1)	564,003	306,285	240,941	352,563

DEATH:
Lump-sum payment	114,292	174,282	65,213	155,503

CHANGE IN CONTROL:
Lump sum cash payment	1,655,228	174,282	148,995	155,503

(1)	Reflects the aggregate amount of monthly payments that would be made to each officer from his or her normal retirement age until age 82. Payments will be made to each officer for life, so the aggregate amount paid to an officer who lives past age 82 will be more than shown in the table. Amounts of monthly payments are listed under the caption “Retirement Benefits.”

Endorsement Split-Dollar Agreements.    The Bank has purchased insurance policies on the lives of 14 of its officers, including our named executive officers, and has entered into Endorsement Split Dollar Agreements with each of them. The policies are owned by the Bank. Under the agreements, upon an officer’s death while he or she remains employed by the Bank or after a termination of employment, a portion of the total death benefits under the policies on his or her life will be paid to the officer’s beneficiary. The amount that will be paid to each officer’s beneficiary will be equal to 100% of the “net death proceeds” of the policies in Mr. Coburn’s case, 80% in the case of Mr. Flowers, Ms. Norris and Ms. Burney, and a fixed amount of $50,000 in the case of Mr. MacLaren and Mr. Tyler. The “net death proceeds” of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The Bank will receive the remainder of the death benefits from each officer’s policies, including the full cash surrender value of the policies. We expect that the portion of the death proceeds paid to the Bank will reimburse it in full for its life insurance investment. During 2004, the Bank made one-time premium payments on the policies as follows: Mr. Coburn—$352,787; Mr. Flowers—$903,828; Ms. Norris—$363,947; Ms. Burney—$531,061; Mr. MacLaren—$366,783; and Mr. Tyler—$289,942.

If the Bank cancels or surrenders the insurance policies on an officer’s life, or the policies are allowed to lapse, in either case without replacing them, then, upon the officer’s death, the Bank will be required to pay to the officer’s beneficiary the amount that would have been paid under the insurance policies had they not terminated (measured at the time the policies lapsed or were cancelled or surrendered). The Bank also would be required to pay an income tax gross-up benefit to compensate for the fact that death benefits paid by an employer are subject to income taxation while split-dollar insurance death benefits are not taxable.

Each agreement will terminate automatically, and the officer’s rights to benefits payable under it will be forfeited, if, among other events, the officer’s employment is terminated for cause or before he or she has been employed for ten consecutive years (unless the termination results from the officer’s death or disability or occurs after a change in control of the Bank) or if the officer’s rights under his or her Salary Continuation Agreement described above are forfeited.

The following table lists estimates of aggregate death benefits, calculated as described above, that would have been paid to the named officers’ beneficiaries under the policies if they had died on December 31, 2006.

Type of Termination Event and Description of Payment or Benefit	C. Coburn	L.W. Flowers	B.V. Norris	L.M. Burney	R.J. MacLaren	A.M. Tyler
DEATH
Lump sum payment under split-dollar policies	$903,903	$591,698	$593,119	$591,799	$50,000	$50,000

Accelerated Vesting of Stock Options.    Under our stock option plans, upon the retirement, death or disability of one of our named executive officers, or the termination of an officer’s employment following a change in control, his or her stock options would be exercisable in full for specified periods of time, notwithstanding any vesting schedule. Without regard to the termination of an officer’s employment, upon a merger of our company, or a statutory share exchange, in which we are not the surviving entity, or a sale of substantially all of our assets, if a provision is not made in the transaction for the assumption of our outstanding stock options by the surviving company, or the exchange of our options for options for shares of the surviving company’s stock, then our outstanding options will expire upon completion of the transaction, but they will become exercisable in full immediately before the transaction is complete without regard to any vesting schedule.

The following table lists the amounts of additional compensation expense, as calculated under SFAS 123R, that we would have recognized in our financial statements if the unvested outstanding stock options held by each named officer had been accelerated on December 31, 2006.

Type of Termination Event and Description of Payment or Benefit	C. Coburn	L.W. Flowers	B.V. Norris	L.M. Burney	R.J. MacLaren	A.M. Tyler
ACCELERATION OF STOCK OPTION VESTING	$68,216	$33,075	$33,075	$33,075	$5,511	$6,615

DIRECTOR COMPENSATION

General

Directors’ Fees.    Our outside directors serve and are compensated as directors of the Bank, and directors do not receive any additional cash compensation for their services as our directors. During 2006, each outside director received a monthly retainer of $750 for his services. Directors do not receive any additional compensation for attendance at meetings or services as members of Board committees. Mr. Coburn is compensated as an executive officer of the Bank, and he receives no additional cash compensation for his service as a director. During January 2007, the monthly retainer was increased to $800.

Non-Qualified Elective Income Deferral Plan.    Our outside directors may elect to defer part or all of their fees each year pursuant to Elective Income Deferral Agreements between them and the Bank. Fees deferred by each director are credited to an account on the Bank’s books and become an unsecured obligation of the Bank that earns interest. Interest for each year is credited by the Bank on the last business day of that year at a rate equal to the prime rate reported in the Wall Street Journal on that day, plus 50 basis points. For 2006, the rate at which interest was paid on each director’s deferral account was 8.75%. Directors are 100% vested in their deferred fees at all times. Following the termination of a director’s service for reasons other than death or following a change in control of the Bank, the balance of the Bank’s obligation to the director, including total deferred fees and credited interest, will be paid to the director, either in a single lump sum or in payments over 120 months, at his or her election. Each director elects, in advance, when payment will be made or monthly payments will begin. However, if a director’s service terminates because of disability, payments will begin the following month. If a director dies, whether before or after payments have begun, the balance of his or her deferral account will be paid to the director’s beneficiary. The Bank also may make early payments to directors of the portions of their deferral accounts that our Board, at its discretion, determines are necessary to relieve financial hardships that result from unforeseeable emergencies. Following a change in control of the Bank, the balance of each director’s deferral account will be paid in a single lump sum and, if the Bank fails to make that payment to a director within 30 days, the amount owed by the Bank will increase to 1.5 times the balance of the director’s deferral account unless the payment is prohibited by law, regulation or order of a bank regulatory agency.

Interest will accrue as described above on the balance of each director’s deferral account until it is paid in full. During any period in which monthly payments are being made, interest will be compounded monthly. However, if a director’s service terminates because he or she is not nominated for reelection, or is removed, in either case for cause as described in the agreements, the director will not receive any interest on his or her deferred fees for any period before or after termination of service. The Bank will pay its obligations under the agreements from its general assets. The agreements provide that the Bank will pay or reimburse up to $100,000 in legal expenses incurred by a director in enforcing his or her rights if the Bank fails to pay its obligations, or challenges the agreements, after a change in control.

Director Stock Options.    We have a Nonstatutory Stock Option Plan under which options are granted from time to time to our directors to purchase shares of our common stock. Each stock option gives the director to whom it is granted the right to buy shares of our common stock during a stated period of time (ordinarily ten years) at a fixed price per share that is equal to the market value of our stock on the date the option is granted. A director’s options generally will continue in effect for their remaining terms following termination of his or her service as a result of retirement after age 62, after at least five years of service, after a change in control of the Bank, or as a result of his or her disability. They will continue in effect for 12 months following a director’s death. Options terminate immediately upon any other termination of a director’s service. Option grants do not include any performance-based conditions.

No new stock options were granted to our directors during 2006, and none of our directors exercised any previously granted options. The numbers of shares covered by stock options held by our outside directors on December 31, 2006, are listed in the footnotes to the Director Compensation Table below.

Death Benefits.    The Bank maintains a Split-Dollar Plan under which it has purchased insurance policies on the lives of each of our outside directors. The policies are owned by the Bank. Under the plan, upon a director’s death while serving as a director or following retirement at age 65, a portion of the total death benefits under the insurance policies on his life will be paid to the director’s beneficiary. The amount that will be paid to each director’s beneficiary will be equal to the lesser of $75,000 or the “net death proceeds” of the policy. The “net death proceeds” of a policy will equal the total death benefit payable under the policy minus the cash surrender value of the policy. The Bank will receive the remainder of the death benefits from each director’s policies, including the full cash surrender value of the policies. We expect that the portion of the death proceeds paid to the Bank will reimburse it in full for its life insurance investment. During 2004, the Bank made one-time premium payments on the policies as follows: Mr. Crouch $104,520; Mr. Daniels— $70,093; Mr. Relan—$73,529; Mr. Sellers—$114,905; Mr. Waggett—$114,905; and Mr. Winter—$96,153.

The Bank may terminate the plan as to any director prior to his death, disability or 65th birthday, and a director’s rights and interests in the plan will be forfeited if the director’s service terminates before age 65 for reasons other than his or her death, disability or a leave of absence approved by the Board. Once a director reaches age 65, or if a director becomes disabled, the Bank will be obligated to keep policies on his life in effect. If the Bank terminates the plan, each director may purchase the policies on his life from the Bank for an amount equal to their cash surrender value.

Director Compensation for 2006

The following table summarizes the compensation paid or provided to our outside directors for 2006.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Walter Lee Crouch, Jr.	$9,000	$-0-	$303	$-0-	$9,303
Windell Daniels	9,000	-0-	303	-0-	9,303
Craig S. Relan	9,000	-0-	303	-0-	9,303
Jerry D. Sellers	9,000	-0-	303	-0-	9,303
John Davie Waggett	9,000	-0-	303	-0-	9,303
Walter O. Winter	9,000	-0-	-0-	-0-	9,000

(1)	Cameron Coburn is not listed in the table. He is compensated as an officer and employee of the Bank and does not receive any separate cash compensation for his services as a director.
(2)	Includes amounts of fees deferred at each director’s election under their Elective Income Deferral Agreements.
(3)	All outstanding stock options held by our outside directors are fully vested and exercisable. As a result, we did not recognize any compensation expense for those options in our financial statements for 2006 under SFAS 123R. On December 31, 2006, our outside directors held stock options covering the following aggregate numbers of shares: Mr. Crouch - 23,033 shares; Mr. Daniels—23,033 shares; Mr. Relan— 23,033 shares; Mr. Sellers—6,562 shares; Mr. Waggett—6,562 shares; and Mr. Winter—23,033 shares.
(4)	Reflects the portions of the total interest credited by the Bank on its books for 2006 to directors’ accounts under their Elective Income Deferral Agreements that may be considered to be “above-market.” Mr. Winter does not participate in the plan.
(5)	As described above, our outside directors are covered by split-dollar life insurance policies that are owned by the Bank and for which it paid lump-sum premiums during 2004. No premiums were paid on those policies during 2006, and no amounts related to those policies are included in the table.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Corporate Governance Committee reviews and approves certain transactions, arrangements or relationships in which we or the Bank are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our common stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers any transactions, arrangement or relationships, or series of transactions, arrangements or relationships, that are required to be disclosed in our proxy statement under rules of the Securities and Exchange Commission (in general, those in which the dollar amount involved exceeds or will exceed an aggregate of $120,000, including all periodic payments).

The transactions covered by the policy generally include loans, but does not cover loans made by the Bank in the ordinary course of its business that are subject to banking regulations related to “insider loans” and that are required to be approved by a majority of the Bank’s Board of Directors. The policy also does not cover the Bank’s provision of services as a depositary of funds or similar banking services in the ordinary course of its business, or compensation paid to our executive officers that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Corporate Governance Committee.

In its review of related person transactions the Policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction unless and until it has concluded to its satisfaction that the transaction:

•	has been or will be agreed to or engaged in on an arm’s-length basis,

•	is to be made on terms that are fair and reasonable to us, and

•	is in our best interests.

Related Person Transactions During 2006

There were no transactions with our related persons during 2006 that were required to be approved by our Corporate Governance Committee. The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, and their associates. All loans included in those transactions during 2006 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our outstanding shares on the Record Date for the Annual Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Cameron Coburn 1117 Military Cutoff Road Wilmington, North Carolina 28405	197,727	(2)	5.40%

The Banc Funds Company, LLC 208 South LeSalle Street, Chicago, Illinois 60604	214,001	(3)	5.97%

River Oaks Capital LLC 1905 East Wayzata Blvd., Suite 140 Wayzata, Minnesota 55391	328,779	(4)	9.17%

(1)	Percentages are calculated based on 3,586,911 total outstanding shares plus, in the case of Mr. Coburn, the number of additional shares that he could purchase pursuant to stock options that he could exercise within 60 days following the Record Date.
(2)	Includes 74,711 shares Mr. Coburn could purchase pursuant to stock options that he could exercise within 60 days following the Record Date and with respect to which shares he may be considered to have sole investment power only.
(3)	The listed holder’s Schedule 13G filed with the Securities and Exchange Commission states that the shares are held by Banc Fund V L.P. and Banc Fund VI L.P., that The Banc Funds Company, LLC, is the general partner of each of MidBanc V L.P. and MidBanc VI L.P. which are the general partners of those entities, and that Charles J. Moore, as its manager and controlling member, has voting and dispositive power over all the listed shares.
(4)	The listed holder’s Schedule 13G filed with the Securities and Exchange Commission states that the shares are held by River Oaks Financial Fund LP which it manages.

Directors and Officers

The following table describes the beneficial ownership of our common stock on the Record Date for the Annual Meeting by our current directors, nominees for election as directors, and named certain executive officers, individually, and by all of our current directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Lynn M. Burney	31,938	0.88%
Cameron Coburn	197,727	5.40%
Walter Lee Crouch, Jr.	99,419	2.75%
Windell Daniels	27,068	0.75%
Larry W. Flowers	38,235	1.06%
R. James MacLaren	19,709	0.55%
Betty V. Norris	34,903	0.97%
Craig S. Relan	32,200	0.89%
Jerry D. Sellers	10,269	0.29%
A. Mark Tyler	4,628	0.13%
John Davie Waggett	12,072	0.34%
Walter O. Winter	32,055	0.89%
All current directors and executive officers as a group (13 people)	548,269	14.18%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Ms. Burney—1,147 shares; Mr. Flowers—787 shares; Mr. MacLaren—2,460 shares; Ms. Norris—4,856 shares; Mr. Waggett—2,756 shares; all individuals included in the group—12,101 shares. The listed shares include the following numbers of shares that could be purchased pursuant to stock options granted under our stock option plans that could be exercised within 60 days following the Record Date and with respect to which shares the individuals named and included in the group may be considered to exercise sole investment power only: Ms. Burney, Mr. Flowers and Ms. Norris—29,530 shares each; Mr. Coburn—74,711 shares; Mr. Crouch, Mr. Daniels, Mr. Relan and Mr. Winter—23,033 shares each; Mr. Sellers and Mr. Waggett—6,562 shares each; Mr. MacLaren—4,537 shares; Mr. Tyler—2,296 shares; and all individuals included in the group—279,271 shares. Shares listed for certain of the named individuals have been pledged as security for loans as follows: Mr. Crouch – 27,181 shares.
(2)	Percentages are calculated based on 3,586,911 total outstanding shares plus, in the case of each named individual and the group, the number of additional shares that could be purchased by that individual or by persons included in the group pursuant to stock options that could be exercised within 60 days following the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required by Federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our common stock. Based on our review of copies of those reports, our Proxy Statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. We are currently not aware of any required reports which were not filed, or which were filed late, during 2006.

PROPOSAL 2:    APPROVAL OF 2007 OMNIBUS EQUITY PLAN

General

At its March 15, 2007 meeting, our Board of Directors, upon the recommendation of its Compensation Committee, adopted the 2007 Omnibus Equity Plan, subject to the approval of our stockholders. We will submit a proposal to approve the Plan for your consideration and vote at the Annual Meeting because doing so is consistent not only with our historical practices, but also with principles of good corporate governance. Additionally, the tax-advantaged treatment of incentive stock options provided by Internal Revenue Code Section 422 is conditional upon approval of the plan by stockholders. Lastly, the exemption for performance-based compensation from the $1,000,000 compensation deduction limitation of Internal Revenue Code Section 162(m) likewise is conditioned upon stockholder approval. Additional information about the tax treatment of incentive stock options under Section 422 and performance-based compensation under Section 162(m) is contained in this discussion under the subheading “Federal Income Tax Consequences.”

The goal of the Plan is to promote the long-term financial success of our company and our subsidiaries, including the Bank, and to increase stockholder value. In contrast to our existing stock option plans, which provide only for stock option awards, the proposed new Plan gives us authority to make awards of stock options and stock appreciation rights, as well as restricted stock and performance share awards. Awards may be made to our employees as well as employees of our subsidiaries. Awards of stock options and restricted stock may also be made to our directors who are not employees of our company or any of our subsidiaries. The Plan will enhance our ability to attract and retain the services of employees and directors upon whose judgment, skill, and efforts the successful conduct of our business depends. The variety of awards that may be made under the Plan gives us flexibility to respond to changes in equity compensation practices in the market for banking talent in which we compete.

The Plan contains provisions that we believe are consistent with the interests of stockholders and principles of good corporate governance. For example, stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the award is made. Similarly, the plan prohibits repricing of stock options and stock appreciation rights without stockholder approval. In other words, if the fair market value of our stock experiences a sustained decline to a price less than the exercise price of a stock option, for example, we cannot freely adjust the exercise price of the option to compensate for the loss of the option’s value.

The following is a summary of the Plan. However, the summary is qualified in its entirety by reference to the Plan itself which is attached as Appendix A to this proxy statement. We encourage you to read the Plan in its entirety. References in this summary to the Code mean the Internal Revenue Code of 1986, as amended.

Our Board of Directors recommends that you vote “FOR” Proposal 2. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Authorized Shares

The Plan authorizes the issuance of an aggregate of 231,469 shares of our common stock. That number amounts to approximately 6.5% of our total outstanding shares, and it includes 84,801 new shares being authorized for issuance (approximately 2.4% of our outstanding shares), plus the total number of shares that remain available for stock option grants under our current 1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan and that are not subject to outstanding awards under those other plans. There are currently approximately 106,008 shares remaining available for grant under our 1999 Incentive Stock Option Plan, and 40,660 shares available under our 1999 Nonstatutory Stock Option Plan. If our stockholders approve the new Plan, no additional awards will be made under the 1999 plans. Previously granted options for an aggregate of 414,174 shares were outstanding under the 1999 plans on April 4, 2007, that could be exercised in the future. Shares of our common stock issued under the new Plan may consist, in whole or in part, of treasury shares or authorized and unissued shares that are not reserved for any other purpose. If an award made under the new Plan is later forfeited, terminated, exchanged, or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will again become available for future grants of awards under the Plan.

Awards

Awards to Employees.    Awards to employees under the Plan may take the form of:

•	incentive stock options that qualify for favored tax treatment under Code Section 422;

•	stock options that do not qualify as incentive stock options under Code Section 422;

•	stock appreciation rights;

•	restricted stock; and

•	performance shares.

Each of those awards is described in more detail below.

Awards to Non-Employee Directors.    In contrast to the kinds of awards that may be made to employees, non-employee directors are eligible to receive only awards of non-qualified stock options and restricted stock.

Award Agreements.    The terms of each award under the Plan will be described in an award agreement between us and the person to whom the award is granted. By accepting an award, the person to whom the award is granted will agree to be bound by the terms of the Plan and the award agreement. If there is a conflict between the terms of the Plan and the terms of the award agreement covering that award, the terms of the Plan will govern.

Plan Administration

A committee of our Board of Directors will administer the Plan. Known as the Plan Committee, the committee must consist of at least three individuals, each of whom must be:

•	an outside director within the meaning of Code Section 162(m) who receives no compensation from us or an entity related to us in any capacity other than as a director, except as permitted by the Code;

•	a non-employee director within the meaning of the Securities and Exchange Commission’s Rule 16b-3; and

•	an independent director within the meaning of Nasdaq’s Marketplace Rules (specifically Rule 4200(a)(15)).

The Board of Directors has designated its Corporate Governance Committee, which functions as the Board’s compensation committee, to serve as the Plan Committee. The Board believes that each of the individual members of that Committee satisfies the independence requirements of Code Section 162(m), SEC Rule 16b-3, and Nasdaq Rule 4200(a)(15).

The Plan Committee has final authority to make awards to employees and establish award terms. The amount and terms of equity awards to non-employee directors, however, must be established by the entire Board of Directors. Accordingly, when the term Plan Committee is used in reference to grants to non-employee directors, the term means the entire Board. The Plan Committee’s authority includes the power to:

•	construe and interpret the Plan,

•	adopt, amend, and rescind rules and regulations relating to the administration of the Plan,

•	determine the types of awards to be made to employees,

•	designate the employees to whom the awards will be made,

•	specify the terms and conditions of each award, including the procedures for exercising an award, and

•	administer any performance-based awards, including certifying that applicable performance objectives are satisfied.

Under Section 14.5 of the Plan, our directors are entitled to indemnification by us for liabilities arising under the Plan.

Award Eligibility

The Plan Committee may make awards to any employee of our company or any of our subsidiaries. We currently have no employees of our own, but there currently are approximately 91 full-time employees of the Bank who will be eligible for an award, including our and the Bank’s officers. We and the Bank currently have six non-employee directors who likewise will be eligible for awards. The selection of participants, and the nature and size of awards, are within the discretion of the Plan Committee in the case of awards to employees, and they are within the discretion of the Board in the case of awards to non-employee directors. No awards have been made under the Plan. No discretionary awards to employees or directors are currently determinable.

Award Limits

Of the shares authorized for issuance under the plan, up to the full number of shares authorized to be issued under the Plan (231,469 shares) may be reserved for issuance under incentive stock options. The aggregate number of shares underlying awards granted to any participant in a single year may not exceed 20% of the aggregate amount authorized to be issued under the Plan (46,293 shares).

Adjustments

If a corporate transaction, such as a stock dividend, stock split, recapitalization, merger, or other similar corporate change, affects our outstanding shares of common stock, the Plan Committee will make adjustments to prevent dilution or enlargement of benefits provided under the plan, including adjustment of the number of shares authorized under the Plan, adjustment of award limits, and adjustments of the terms of outstanding awards.

Description of Awards

Options.    An option is the right to acquire shares of our common stock during a stated period at a specified exercise price. An option may be an incentive stock option (an “ISO”) qualifying for favored tax treatment under Code Section 422. ISOs may be granted to employees only. Any option that is not an ISO is known as a non-qualified stock option (an “NQSO”) which may be granted to employees or non-employee directors.

The exercise price of an option is determined by the Plan Committee. However, in the case of either an ISO or an NQSO, the exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. For this purpose, fair market value is determined according to the following rules:

•

if our common stock is traded on an exchange or on an automated quotation system giving closing prices, fair market value means the reported closing price on the grant date if it is a trading day and otherwise on the next trading day,

•

if our common stock is traded over-the-counter with no reported closing price, fair market value is the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or

•

if neither of the above circumstances exists, fair market value is determined by the Plan Committee in good faith and, for ISOs, consistent with Code Section 422 and, for NQSOs, consistent with Code Section 409A and other applicable tax authority.

Our common stock currently is traded on The Nasdaq Capital Market. The closing price of our stock on April 4, 2007, was $11.11.

The Plan Committee also will establish the term of each option, but the term of an ISO may not exceed ten years. Likewise, the term of an option granted to a non-employee director may not exceed ten years. But, an NQSO granted to an employee may have any term specified in the award agreement. The exercise price of an option must be paid according to procedures specified in the award agreement, which may allow payment in cash or a cash equivalent, surrender of unrestricted shares of our common stock the participant has owned for at least six months, or any combination of these payment methods. The form of “cashless stock option exercise” in which a company withholds a portion of the shares being purchased in payment of the exercise price is not permitted by the Plan. However, broker-assisted option exercises in which the option holder’s broker advances or loans funds necessary to pay the option exercise price to the company and immediately thereafter sells a sufficient number of the shares to repay the advance or loan are not prohibited.

The aggregate fair market value of our common stock for which a participant’s ISOs may become exercisable for the first time in any calendar year under all our stock option plans may not exceed $100,000. For this purpose, fair market value is determined as of the date the options are granted. The exercise price of an ISO granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding stock may not be less than 110% of the fair market value of a share of common stock on the date of grant. The term of an ISO may not exceed five years if the employee owns stock possessing more than 10% of the voting power of our outstanding stock.

Stock Appreciation Rights.    A stock appreciation right (a “SAR”) is the right to receive cash equal to the difference between the fair market value of a share of our common stock on the date the SAR is exercised, on one hand, and the SAR’s exercise price on the other. The exercise price of a SAR may not be less than the fair market value of our common stock on the date the SAR is granted. In other words, a SAR ordinarily is intended to yield the same value on the date of exercise as a stock option, although SARs ordinarily are more likely to be settled in cash rather than stock, and the exercise of a SAR does not require delivery of consideration by the award recipient. As an alternative to cash settlement of a SAR, the award agreement may permit or require a participant to receive common stock having an aggregate fair market value on the exercise date equal to the amount of cash the participant would have received had the SAR been exercised for cash instead of stock, with any fractional share settled in cash. In contrast to the typical stock option, the expense of SARs is accounted for using liability accounting if the SAR can be settled in cash. The accounting expense of a typical stock option is fixed at the date of grant by an estimate of the option’s value on that date. The expense associated with a SAR that may be settled in cash will vary with time as the value of the SAR varies, depending on changes in the value of our stock during the life of the SAR.

Restricted Stock.    A restricted stock award is an award of common stock that is subject to transfer restrictions and subject to the risk of forfeiture if conditions stated in the award agreement are not satisfied by the end of a specified period. During the restriction period established by the Plan Committee, restricted stock will be held by us in escrow and may not be sold, transferred, or hypothecated by the participant. Restricted stock will vest when the conditions to vesting stated in the award agreement are satisfied, and at that time the transfer restrictions and risk of forfeiture will lapse and the shares will be released to the participant. Restricted stock will be forfeited if the vesting conditions are not satisfied, and if that occurs, the shares will again become available under the plan for future awards. Unless an award agreement for restricted stock specifies otherwise, a participant who holds restricted stock will have the right to receive dividends or other distributions on the shares on the same basis as other shareholders, and the right to vote the shares during the restriction period. But, dividends or other distributions payable in the form of stock would themselves be considered shares of restricted stock and would be held in escrow and subject to the same restrictions and conditions as the original restricted stock award.

If restricted stock awards are made, they are most likely to be made at no cost to the participant. However, the Plan Committee could make an award conditional upon the participant paying a purchase price for the shares of restricted stock, in addition to other conditions that may be imposed. We expect that the principal condition imposed on restricted stock awards would be a time-vesting feature, meaning that the awards would become fully vested, and the shares would become unrestricted, if the participant remains employed with us or or the Bank for a specified period. However, the Plan places no limitations on the conditions that may be imposed on restricted stock awards, and those awards could have performance based conditions or other conditions on vesting in addition to a time-vesting feature.

Performance Shares.    Performance shares are similar to restricted stock awards, but they also are different from restricted stock awards in some significant ways. Like the recipient of a restricted stock award, a performance share award recipient will become fully vested in and acquire unencumbered ownership of shares if conditions imposed in the award agreement are satisfied by the end of the period specified in the award agreement. But, as the name suggests, performance awards ordinarily will become vested if, and only if, corporate goals or individual performance goals, or both, stated in the award agreement are satisfied by the end of a vesting period or a separate performance period. In contrast, and although this is not necessarily always the case, restricted stock awards ordinarily will become vested with the mere passage of time, so long as the award recipient remains employed with the company. In contrast to stock option awards and, to a lesser degree, restricted stock awards, which ordinarily have terms that are more or less uniform from one grant to the next, and from one award recipient to the next, the terms of performance share awards can vary quite widely. Terms having to do with such things as performance criteria and the duration of the period in which performance is measured need not be uniform and are likely to be influenced by the particular award recipient’s responsibilities, our or the Bank’s corporate goals and operating results, and other factors. Virtually every term of performance share awards can be customized for individual award recipients, with the only common denominator being the right to become the owner of unencumbered shares of our common stock if the performance criteria are satisfied. The performance criteria may include any, or a combination of some or all, of the following factors:

• net earnings or net income (before or after taxes)	• productivity ratios

• earnings per share	• expense targets

• deposit or asset growth	• credit quality

• net operating income	• efficiency ratio

• return on assets and return on equity	• market share

• earnings before or after taxes, interest, depreciation and/or amortization	• share price (including, but not limited to, growth measures and total shareholder return)

• fee income	• customer satisfaction

• interest spread	• net income after cost of capital

The Board may award restricted stock to non-employee directors, but performance shares may be awarded only to employees. If the Plan Committee makes performance share awards, it will establish the performance criteria, select the participants or class of participants to whom the performance criteria apply, and designate the period over which performance will be measured. Unless the award agreement that covers a performance share award specifies otherwise, a participant may not exercise voting rights over shares subject to a performance award. But, shares subject to a performance award will be credited with an allocable portion of dividends and other distributions paid on our common stock on the same basis as our other shareholders. Dividends and other distributions allocable to unvested performance shares will be held by us as escrow agent during the period in which satisfaction of the performance criteria is determined, without interest or other accruals. If dividends or other distributions are paid in the form of shares of common stock during the performance period, those shares would themselves be considered performance shares and would be held in escrow and subject to the same conditions and restrictions as the original performance share award.

The Plan Committee will make appropriate adjustments to performance criteria to account for the impact of a stock dividend or stock split affecting the common stock or a recapitalization, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Unless otherwise provided in the Plan or an employee participant’s award agreement, at the end of the period in which satisfaction of the performance criteria is determined, the Plan Committee will certify that the employee has or has not satisfied the performance criteria. The shares will then be forfeited if the performance criteria are not satisfied. If the performance criteria are satisfied, the shares of our common stock covered by the award will be issued to the participant.

Effect of Termination of Service on Awards.

Unless the participant’s award agreement provides otherwise, if a participant’s employment or service as a director terminates for any reason, the portion of any award held by the participant that is not exercisable or vested will be forfeited. All ISOs, NQSOs and SARs held by a participant that are exercisable will be forfeited if they are not exercised before the earlier of the expiration date specified in the award agreement or 90 days after termination occurs. However, all of a participant’s outstanding awards will be forfeited if the participant’s employment, or a director’s service, terminates for cause or if in our judgment a basis for termination for cause exists, regardless of whether the awards are exercisable and regardless of whether the participant’s employment or service actually terminates. As defined in the Plan, the term “cause” includes a violation of our or the Bank’s code of ethics. However, shares of restricted stock or performance shares which have vested and been released from escrow and distributed to a participant are not affected by a termination for cause.

Effect of a Change in Control

If a change in control of our company occurs, the Plan Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of participants’ awards. If a change in control occurs, the Plan Committee may for example—

•	accelerate the exercisability or vesting of any or all awards, despite any limitations stated in the plan or in an award agreement;

•

cancel any or all outstanding options, SARs, restricted stock and performance share awards in exchange for the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award); or

•

convert any or all option, SAR, restricted stock or performance share awards into the right to receive at exercise or vesting the kind and amount of consideration that the holder of the award would have received had the award been converted into our stock before the change in control (less the exercise price of the award).

The Plan Committee may provide for these results in advance in an award agreement or may provide for these results when a change in control actually occurs, or both. Alternatively, the Plan Committee also has the right to require the acquiring company in a change in control to take any of these actions.

Events that would constitute a change in control are defined in the Plan, but the Plan defers to any competing definition contained in another agreement to which a participant may be a party, such as an employment agreement or a severance agreement, or the competing definition contained in Code Section 409A if that provision of the Code is deemed to apply to the participant’s award. In general, a change in control means one or more of the following events:

•

there is a change in the composition of our Board of Directors, after which the incumbent members of the Board on the effective date of the Plan, including their successors whose election or nomination was approved by those incumbent directors and their successors, no longer represent a majority of the Board;

•

a person (other than persons such as subsidiaries or benefit plans) becomes a beneficial owner of our securities representing 25% or more of the combined voting power of all securities eligible to vote for the election of directors, but excluding business combinations after which our stockholders own more than 50% of the resulting company, and excluding stock issuances approved by our incumbent directors and their successors;

•

there is a merger, consolidation, share exchange, or similar form of business combination transaction requiring approval of our stockholders, excluding business combinations after which our stockholders own more than 50% of the resulting company; or

•	our stockholders approve a plan of complete liquidation or dissolution or sale of all or substantially all of our assets.

Amendment, Modification and Termination of Plan

The Plan was approved by our Board of Directors at its meeting on March 15, 2007, but it will not become effective unless it is also approved by our stockholders. If approved, the Plan will remain in effect until the tenth anniversary of the date the Plan was approved by the Board.

We may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements of SEC Rule 16b-3, the Code, or any securities exchange, market, or other quotation system on which our securities are listed or traded. However, no amendment of the Plan may:

•	result in the loss of a Plan Committee member’s status as a non-employee director as defined in SEC Rule 16b-3;

•	cause the Plan to fail to satisfy the requirements of Rule 16b-3; or

•	adversely affect outstanding awards.

Nevertheless, we have the authority to amend the Plan as necessary to comply with Code section 409A, even if the amendment adversely affects participants’ rights.

Transfers

Awards made under the Plan generally are not transferable except as specified in the Plan. During a participant’s lifetime, awards are exercisable only by the participant or the participant’s guardian or legal representative. Plan awards may be transferred by will and by the laws of descent and distribution.

Accounting for Share-Based Payments

In December 2004, the Financial Accounting Standards Board (FASB) published FASB Statement No. 123 (revised): Shared Based Payment (SFAS 123 (R)). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of stock options, be recognized as an expense in financial statements. For this purpose, cost is measured based on the fair value of the equity instrument issued according to any option-pricing model satisfying the fair value objective of FAS 123(R). We began to apply SFAS 123(R) for the first time at the beginning of 2006.

Federal Income Tax Consequences

The following discussion briefly summarizes the U.S. Federal income and employment tax consequences relating to the Plan. This summary is based on existing provisions of the Code, final, temporary, and proposed Treasury Regulations promulgated under the Code, existing judicial decisions, and current administrative rulings and practice, all of which are subject to change, possibly retroactively. This summary is included for general informational purposes only, and it is not intended to be a complete description of applicable Federal income or employment tax laws. The summary does not address state or local tax consequences and other tax consequences.

Generally, we will withhold from distributions under the Plan the amount of cash or shares that we determine is necessary to satisfy applicable tax withholding obligations. Alternatively, we may require participants to pay to us the amount necessary to satisfy applicable tax withholding obligations.

Tax Consequences of ISOs.    ISOs qualify for special treatment under Code section 422. A participant will recognize no income when an ISO is granted or exercised, and we will be entitled to no compensation deduction at either of those times. Also, ISOs are not subject to employment taxes. If a participant acquires our common stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date, the amount the participant receives when he or she finally disposes of the stock, minus the exercise price, will be taxed at long-term capital gain or loss rates. This is referred to as a qualifying disposition. We will not be entitled to a deduction for a qualifying disposition.

If a participant disposes of the common stock within one year after exercising the ISO or within two years after the grant date, this will be referred to as a disqualifying disposition. When a disqualifying disposition occurs, the participant will recognize ordinary income equal to the excess of (x) the fair market value of the stock on the date the ISO is exercised, or the amount received on the disposition if less, over (y) the exercise price. We will be entitled to a deduction equal to the income that the participant recognizes on the disqualifying disposition. The participant’s additional gain will be taxed at long-term or short-term capital gain rates, depending on whether the participant held the common stock for more than one year.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as a tax preference item for purposes of the alternative minimum tax.

Tax Consequences of NQSOs.    NQSOs are not entitled to the special tax treatment granted to ISOs. Nevertheless, a participant recognizes no income when an NQSO is granted, and we will be entitled to no compensation deduction at that time. Unlike an ISO, when an NQSO is exercised the participant will recognize ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the exercise price. Also unlike an ISO, this same amount is subject to employment taxes, including social security and Medicare taxes. If a participant uses common stock or a combination of common stock and cash to pay the exercise price of an NQSO, he or she will have ordinary income equal to the value of the excess of the number of shares of common stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount is subject to employment taxes, including social security and Medicare taxes. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

A participant’s cost, also known as basis, for shares acquired by exercising an NQSO generally will be the fair market value of the stock on the date the NQSO is exercised, recognizing that the participant is taxed at ordinary income rates at that time. When the participant finally disposes of stock acquired by exercising an NQSO, the participant will have a long-term capital gain or loss or a short-term capital gain or loss, depending on whether the participant held the stock after option exercise for more than one year and whether the sale price exceeds the participant’s cost basis.

Tax Consequences of SARs.    A participant will recognize no income when a SAR is granted. Likewise, we will not be entitled to a compensation deduction at that time. But when a SAR is exercised, the participant will recognize ordinary income equal to the cash received upon exercise, or the fair market value of the stock received at exercise if the SAR is settled with stock. We will be entitled to a compensation deduction equal to the ordinary income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. If the SAR is settled with stock, the participant will have a long-term or short-term capital gain or loss when he or she finally disposes of the stock, depending on whether the participant held the stock for more than one year after the SAR was exercised and depending of course on the price at which the stock is sold.

Tax Consequences of Restricted Stock.    Unless a participant makes an election under Code Section 83(b) to recognize taxable income, the participant will not have taxable income when restricted stock is granted. Likewise, we will not be entitled to a compensation deduction at that time. Instead, a participant will recognize ordinary income when the shares of restricted stock vest, meaning the shares are no longer subject to a substantial risk of forfeiture. The income recognized at that time will be equal to the fair market value of the stock the participant receives when the restrictions lapse, less any consideration paid for the restricted stock. We generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. When a participant finally disposes of restricted stock that has become vested, the participant will have a long-term or short-term capital gain or loss, depending on whether the participant held the shares for more than one year after the restricted stock vested and depending on the sale price.

If a participant makes an election under Code Section 83(b), the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of restricted stock on the grant date. We will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will recognize no income when the restrictions finally lapse. If a participant becomes vested in the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain or loss, depending on whether he or she held the shares for more than one year after the grant date and depending on the sale price. If a participant forfeits restricted stock, the participant will not be able to take a tax deduction for that forfeiture.

Tax Consequences of Performance Shares.    A participant will recognize no taxable income when he or she receives a performance share award, and we will not be entitled to a compensation deduction at that time. However, when a participant satisfies the conditions imposed on the award, he or she will recognize ordinary income equal to the cash or the fair market value of the common stock he or she receives. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. We generally will be entitled to a compensation deduction equal to the income that the participant recognizes. Thereafter, the participant will have a long-term or short-term capital gain or loss when he or she finally disposes of the common stock acquired in settlement of the performance share award, depending on whether the participant held the shares for more than one year after they were issued and depending on the price at which the shares are sold.

Code Section 162(m).    Code Section 162(m) imposes an annual $1,000,000 limit on the tax deduction allowable for compensation paid to the chief executive officer and the four other highest-paid executives of a company whose equity securities are required to be registered under Section 12 of the Securities Exchange Act of 1934, with an exception for compensation that constitutes so-called performance-based compensation.

To qualify as performance-based compensation, grants must be made by a committee consisting solely of two or more outside directors, the material terms of the performance-based compensation must be disclosed to and approved in advance by the company’s stockholders, and the committee must certify that the performance standards are satisfied. For grants other than options and SARs to qualify as performance-based compensation, the granting, issuance, vesting, or retention of the grant must be contingent upon satisfying one or more performance criteria. Stock options and SARs may be treated as performance-based compensation if the exercise price is at least equal to the fair market value of the stock on the grant date and if the plan states the maximum number of shares acquirable under options or SARs granted to any one individual in any single year. We expect that stock options as well as awards with a performance component generally will satisfy the requirements for performance-based compensation under Section 162(m), but the Plan Committee will have authority to grant non-performance-based awards, including restricted stock awards.

Performance share awards may be made in a manner that qualifies as performance-based compensation under Code Section 162(m) in the case of awards to our Chief Executive Officer and our four other most highly compensated executives. To ensure compliance with Section 162(m), (x) the applicable performance criteria for performance-based compensation such as performance share awards must be established in the associated award agreement as soon as administratively practicable, but no later than the earlier of 90 days after the beginning of the applicable performance period and the expiration of 25% of the applicable performance period and (y) vesting will be contingent on satisfaction of the performance criteria outlined in this proxy statement’s discussion of performance share awards. The Plan Committee may make appropriate adjustments to performance criteria to reflect a substantive change in an employee’s job description or assigned duties and responsibilities. Vesting of performance share awards made to other employees need not comply with the requirements of Code Section 162(m), but, nevertheless, we expect that performance share awards to those other employees will be based on similar performance criteria.

Code Sections 280G and 4999.    Code Sections 280G and 4999 impose penalties on persons who pay, and persons who receive, so-called excess parachute payments. A parachute payment is the value of any amount that is paid to company officers on account of a change in control (including but not limited to amounts under stock-based compensation plans). If total of all benefits payable to an officer because of a change in control equals or exceeds three times the officer’s “base amount” (meaning his or her five-year average taxable compensation), a 20% excise tax will be imposed on the officer under Section 4999, and under Section 280G the company will forfeit its compensation deduction for the benefits on which the excise tax is imposed. But, the excise tax is not imposed on the entire amount of the change-in-control benefits. Instead, the excise tax is imposed on the amount of the benefits exceeding the officer’s base amount. The amount exceeding the base amount is known as an “excess parachute payment.” This tax is in addition to other federal, state, and local income, wage, and employment taxes imposed on the officer’s change-in-control payments. Moreover, because of Section 280G, the company paying the compensation is unable to deduct the excess parachute payment, and the $1,000,000 limit on deductible compensation under Code Section 162(m) is reduced by the amount of the excess parachute payment.

Benefits to which participants are entitled under the Plan and associated award agreements could constitute parachute payments under Sections 280G and 4999 if a change in control of our company occurs. If this happens, the value of each participant’s parachute payment arising under the Plan must be combined with other parachute payments the same participant may be entitled to receive under other agreements or plans with us or the Bank, such as an employment agreement, a severance agreement, or a salary continuation agreement.

Code Section 409A.    Code Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004. It creates new rules for amounts deferred under so-called nonqualified deferred compensation plans. Section 409A includes a broad definition of nonqualified deferred compensation plans, which may extend to various types of awards granted under the Plan. Amounts deferred under the Plan that are subject to Section 409A are subject to a 20% excise tax, plus interest, if certain prohibited events occur, such as making distributions before the recipient separates from service or before the occurrence of other specified events, such as death, disability, or a change of control, all as defined in Section 409A and other applicable tax authority. The IRS is in the process of finalizing regulations that will provide further guidance on the effect of Section 409A on the types of awards issuable under the Plan. The Plan Committee intends to administer the plan to avoid or minimize the impact of section 409A and other applicable tax authority, which is borne principally by the employee, not the employer. If necessary, the Plan Committee will amend the plan to comply with Section 409A and other applicable tax authority. By accepting an award, a participant agrees that the Plan Committee (or our board of directors, as appropriate) may amend the plan and the award agreement without any additional consideration if necessary to avoid penalties arising under Section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the plan, the award agreement, or both before the amendment.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE PRECEDING SUMMARY IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Shares Currently Authorized for Issuance Under Our Existing Stock Option Plans.    The following table summarizes all compensation plans and individual compensation arrangements which were in effect on December 31, 2006, and under which shares of our common stock have been authorized for issuance. If the proposed new Plan is approved at the Annual Meeting, no new stock options will be granted under our existing Incentive Stock Option Plan or Nonstatutory Stock Option Plan. The shares that remain available for issuance under those plans will be covered by the new Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by security holders (1)	414,305	$7.72	146,668

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	414,305	$7.72	146,668

(1)	Includes our 1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan.

PROPOSAL 3:    RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accounting firm, Dixon Hughes PLLC, to serve as our independent accountants for 2007. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their compensation and the terms of the engagement under which they provide services to us. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal to ratify the appointment of Dixon Hughes PLLC for 2007 for voting by shareholders at the Annual Meeting as a matter of good corporate practice and as a way for shareholders to be heard in the selection process. Representatives of Dixon Hughes PLLC are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. If our shareholders do not ratify the Audit Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes PLLC. Even if our shareholders vote to ratify the Committee’s selection, during the year the Committee could choose to appoint different independent accountants at any time if it determines that a change would be in our best interests.

Our Board of Directors recommends that you vote “FOR” Proposal 3. To be approved, the number of votes cast in person and by proxy at the Annual Meeting in favor of the proposal must exceed the number of votes cast against it.

Services and Fees During 2006 and 2005

Under its current procedures, the Audit Committee specifically pre-approves all audit services and other services provided by our accountants. In the future, the Committee may delegate authority to its Chairman to preapprove certain types of non-audit services. The Chairman would report his approval of any additional services to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2006 and 2005, Dixon Hughes PLLC provided various audit and other professional services for which we and the Bank were billed, or expect to be billed, for fees as further described below. Our Audit Committee considers whether the provision of non-audit services by our independent accounting firm is compatible with maintaining its independence. The Committee believes that the provision of non-audit services by Dixon Hughes PLLC during 2006 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Dixon Hughes PLLC for audit services for 2006 and 2005 and for other services they provided during 2006 and 2005.

Type of Fees and Description of Services	2006	2005
Audit Fees, including audits of our consolidated financial statements and reviews of our condensed interim consolidated financial statements included in our Quarterly Reports on Form 10-Q	$64,000	$42,500

Audit-Related Fees, including consultation regarding general accounting matters	4,446	8,262

Tax Fees, including, for both years, reviews of our consolidated federal and related state income tax returns and non-routine tax consultations and, in 2005, a tax opinion in connection with our bank holding company reorganization	8,075	18,000

All Other Fees	-0-	-0-

PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, which is intended to be presented for action at our 2008 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than December 14, 2007, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our common stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2008 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by our Corporate Secretary at our address listed below no later than February 27, 2008, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

Our Bylaws provide that, subject to certain conditions, at any meeting of our shareholders at which directors will be elected a person may be nominated for election as a director by any shareholder who is entitled to vote in the election of directors at that meeting. Under the Bylaws, for nominations other than those made by our Board of Directors or a committee of the Board to be eligible for consideration at an Annual Meeting, they must be submitted in writing to our Corporate Secretary at the address listed below not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. However, if the date of the Annual Meeting at which a nomination is intended to be made is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, the shareholder’s written notice must be delivered not earlier than the 90th day prior to the date of the Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the tenth day following the date on which public announcement of the date of the meeting is first made.

The required notice of a nomination must include: (1) the names and addresses of the shareholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made, and of the person to be nominated; (2) the class and number of shares of our stock that are owned beneficially and of record by the shareholder and any such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (3) a description of all arrangements or understandings between the shareholder and the nominee and any other persons (naming those persons) pursuant to which the nomination is to be made by the shareholder; (4) all other information regarding the nominee that would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by our Board; and (5) the written consent of the nominee to serve as a director if elected. Only persons who are nominated in the manner described in our Bylaws are eligible to be elected as directors at meetings of our shareholders, and the Chairman of a meeting of our shareholders may refuse to acknowledge a nomination that is not made in compliance with the required notice procedure.

The notices described above should be mailed to:

Cape Fear Bank Corporation

Attention: Corporate Secretary

1117 Military Cutoff Road

Wilmington, North Carolina 28405

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file periodic reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission. You may review information that we file electronically with the SEC on the SEC’s Internet website at www.sec.gov or on the Bank’s Internet website (www.capefearbank.com).

A copy of our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be provided without charge upon the written request of any shareholder entitled to vote at the Annual Meeting. Requests for copies should be directed to Betty V. Norris, Chief Financial Officer, Cape Fear Bank Corporation, 1117 Military Cutoff Road, Wilmington, North Carolina 28405 (telephone 910-509-2000).

APPENDIX A

2007 OMNIBUS EQUITY PLAN

CAPE FEAR BANK CORPORATION

ARTICLE 1

PURPOSE AND EFFECTIVE DATE

1.1 Purpose.    The purpose of this 2007 Omnibus Equity Plan of Cape Fear Bank Corporation is to promote the long-term financial success of Cape Fear Bank Corporation, increasing stockholder value by providing employees and directors the opportunity to acquire an ownership interest in Cape Fear Bank Corporation and enabling Cape Fear Bank Corporation and its related entities to attract and retain the services of the employees and directors upon whom the successful conduct of Cape Fear Bank Corporation’s business depends.

1.2 Effective Date.    This Plan shall be effective when it is adopted by Cape Fear Bank Corporation’s board of directors and thereafter approved by the affirmative vote of Cape Fear Bank Corporation stockholders in accordance with applicable rules and procedures, including those in Internal Revenue Code section 422 and Treasury Regulation section 1.422-3. Any award granted under this Plan before stockholder approval shall be null and void if stockholders do not approve the Plan within 12 months after the Plan’s adoption by Cape Fear Bank Corporation’s board of directors. Subject to Article 12, the Plan shall continue until the tenth anniversary of the date it is approved by Cape Fear Bank Corporation’s board of directors.

ARTICLE 2

DEFINITIONS

When used in this Plan, the following words, terms, and phrases have the meanings given in this Article 2 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this Plan, the form of any word, term, or phrase shall include any and all of its other forms.

2.1 Award means a grant of (a) the right under Article 6 to purchase Cape Fear Bank Corporation common stock at a stated price during a specified period of time (an “Option”), which Option may be (x) an Incentive Stock Option that on the date of the Award is identified as an Incentive Stock Option, satisfies the conditions imposed under Internal Revenue Code section 422, and is not later modified in a manner inconsistent with Internal Revenue Code section 422 or (y) a Nonqualified Stock Option, meaning any Option that is not an Incentive Stock Option, or (b) Restricted Stock, meaning a share of Cape Fear Bank Corporation common stock granted to a Participant contingent upon satisfaction of conditions described in Article 7, or (c) Performance Shares, meaning shares of Cape Fear Bank Corporation common stock granted to a Participant contingent upon satisfaction of conditions described in Article 8, or (d) a Stock Appreciation Right or “SAR,” meaning an Award granted under Article 9 and consisting of the potential appreciation of the shares of Cape Fear Bank Corporation common stock underlying the Award.

2.2 Award Agreement means the written or electronic agreement between Cape Fear Bank Corporation and each Participant containing the terms and conditions of an Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan shall govern.

2.3 Covered Officer means those Employees whose compensation is or likely will be subject to limited deductibility under Internal Revenue Code section 162(m) as of the last day of any calendar year.

2.4 Director means a person who, on the date an Award is made to him or to her, is not an Employee but who is a member of Cape Fear Bank Corporation’s board of directors, a member of the board of directors of a Related Entity, or a member of the governing body of any unincorporated Related Entity. For purposes of applying this definition, a Director’s status will be determined as of the date an Award is made to him or to her.

2.5 Employee means any person who, on any applicable date, is a common law employee of Cape Fear Bank Corporation or a Related Entity. A worker who is not classified as a common law employee but who is subsequently reclassified as a common law employee of Cape Fear Bank Corporation for any reason and on any basis shall be treated as a common law employee solely from the date reclassification occurs. Reclassification shall not be applied retroactively for any purpose of this Plan.

2.6 Exercise Price means the amount, if any, a Participant must pay to exercise an Award.

2.7 Fair Market Value means the value of one share of Cape Fear Bank Corporation common stock, determined according to the following rules: (x) if Cape Fear Bank Corporation common stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if Cape Fear Bank Corporation common stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith and, for Incentive Stock Options, consistent with the rules prescribed under Internal Revenue Code section 422.

2.8 Internal Revenue Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective under section 1.2, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

2.9 Participant means an Employee or Director to whom an Award is granted, for as long as the Award remains outstanding.

2.10 Plan means this 2007 Omnibus Equity Plan of Cape Fear Bank Corporation, as amended from time to time.

2.11 Plan Committee means a committee of Cape Fear Bank Corporation’s board of directors consisting entirely of individuals (a) who are outside directors as defined in Treasury Regulation section 1.162-27(e)(3)(i), (b) who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (c) who do not receive remuneration from Cape Fear Bank Corporation or any Related Entity in any capacity other than as a director, except as permitted under Treasury Regulation section 1.162-27(e)(3), and (d) who are independent directors within the meaning of rules of The Nasdaq Stock Market, Inc. The Plan Committee shall consist of at least three individuals.

2.12 Plan Year means Cape Fear Bank Corporation’s fiscal year.

2.13 Related Entity means an entity that is or becomes related to Cape Fear Bank Corporation through common ownership, as determined under Internal Revenue Code section 414(b) or (c) but modified as permitted under Proposed Treasury Regulation section 1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.

2.14 Cape Fear Bank Corporation means Cape Fear Bank Corporation, a North Carolina corporation. Except for purposes of determining whether a Change in Control has occurred (according to Article 11), the term Cape Fear Bank Corporation also means any corporation or entity that is a successor to Cape Fear Bank Corporation or substantially all of its assets and that assumes the obligations of Cape Fear Bank Corporation under this Plan by operation of law or otherwise.

ARTICLE 3

PARTICIPATION

3.1 Awards to Employees.    Consistent with the terms of the Plan and subject to section 3.3, the Plan Committee alone shall decide which Employees will be granted Awards, shall specify the types of Awards granted to Employees, and shall determine the terms upon which Awards are granted and may be earned. The Plan Committee may establish different terms and conditions for each type of Award granted to an Employee, for each Employee receiving the same type of Award, and for the same Employee for each Award the Employee receives, regardless of whether the Awards are granted at the same or different times. The Plan Committee shall have exclusive authority to determine whether an Award qualifies or is intended to qualify for the exemption from the deduction limitations of Internal Revenue Code section 162(m) for performance-based compensation.

3.2 Awards to Directors.    Consistent with the terms of the Plan and subject to section 3.3, Cape Fear Bank Corporation’s board of directors alone may grant to Directors Nonqualified Stock Options under section 6.1 and Restricted Stock under section 7.1.

3.3 Conditions of Participation.    By accepting an Award, each Employee and Director agrees (x) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Plan Committee, and (y) that the Plan Committee (or Cape Fear Bank Corporation’s board of directors, as appropriate) may amend the Plan and the Award Agreements without any additional consideration if necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights that were granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 4

ADMINISTRATION

4.1 Duties.    The Plan Committee is responsible for administering the Plan and shall have all powers appropriate and necessary for that purpose. Consistent with the Plan’s objectives, Cape Fear Bank Corporation’s board of directors and the Plan Committee may adopt, amend, and rescind rules and regulations relating to the Plan to protect Cape Fear Bank Corporation’s and Related Entities’ interests. Consistent with the Plan’s objectives, Cape Fear Bank Corporation’s board of directors and the Plan Committee shall have complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Actions of Cape Fear Bank Corporation’s board of directors and the Plan Committee shall be final, binding, and conclusive for all purposes and upon all persons.

4.2 Delegation of Duties.    In its sole discretion, Cape Fear Bank Corporation’s board of directors and the Plan Committee may delegate ministerial duties associated with the Plan to any person that it deems appropriate, including an Employee. However, neither Cape Fear Bank Corporation’s board of directors nor the Plan Committee shall delegate a duty it must discharge to comply with the conditions for exemption of performance-based compensation from the deduction limitations of section 162(m).

4.3 Award Agreement.    As soon as administratively practical after the date an Award is made, the Plan Committee or Cape Fear Bank Corporation’s board of directors shall prepare and deliver an Award Agreement to each affected Participant. The Award Agreement shall—

(a) describe the terms of the Award, including the type of Award and when and how it may be exercised or earned,

(b) state the Exercise Price, if any, associated with the Award,

(c) state how the Award will or may be settled,

(d) if different from the terms of the Plan, describe (x) any conditions that must be satisfied before the Award may be exercised or earned, (y) any objective restrictions placed on the Award and any performance-related conditions and performance criteria that must be satisfied before those restrictions will be released, and (z) any other applicable terms and conditions affecting the Award.

4.4 Restriction on Repricing.    Regardless of any other provision of this Plan or an Award Agreement, neither Cape Fear Bank Corporation’s board of directors nor the Plan Committee may reprice (as defined under rules of the New York Stock Exchange or The Nasdaq Stock Market) any Award unless the repricing is approved in advance by Cape Fear Bank Corporation’s stockholders acting at a meeting.

ARTICLE 5

LIMITS ON STOCK SUBJECT TO AWARDS

5.1 Number of Authorized Shares of Stock.    With any adjustments required by section 5.4, the maximum number of shares of Cape Fear Bank Corporation common stock that may be subject to Awards under this Plan is 231,469, which includes 106,008 shares authorized to be granted under Cape Fear Bank Corporation’s 1999 Incentive Stock Option Plan, as amended June 17, 2005, and 40,660 shares authorized to be granted under the 1999 Nonstatutory Stock Option Plan, also as amended June 17, 2005, that are not subject to outstanding awards under those plans on the date this Plan becomes effective under section 1.2, but excluding any shares subject to awards issued under the 1999 Incentive Stock Option Plan or the 1999 Nonstatutory Stock Option Plan that are subsequently forfeited under the terms of those plans. However, if this Plan is not approved by Cape Fear Bank Corporation’s stockholders, Cape Fear Bank Corporation’s 1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan, each as amended, shall be unaffected and shall remain in effect for the remaining term specified in those plans. The shares of Cape Fear Bank Corporation common stock to be delivered under this Plan may consist in whole or in part of treasury stock or authorized but unissued shares not reserved for any other purpose.

5.2 Award Limits and Annual Participant Limits.    (a) Award Limits. Of the shares authorized under section 5.1, up to the total number of shares authorized to be issued under the Plan (231,469 shares) may be reserved for issuance under Incentive Stock Options.

(b) Annual Participant Limits. The aggregate number of shares of Cape Fear Bank Corporation common stock underlying Awards granted under this Plan to any Participant in any Plan Year (including but not limited to Options and SARs), regardless of whether the Awards are thereafter canceled, forfeited, or terminated, shall not exceed 20% of the total number of shares authorized to be issued under the Plan (46,293 shares). This annual limitation is intended to include the grant of all Awards, including but not limited to Awards representing performance-based compensation described in Internal Revenue Code section 162(m)(4)(C).

5.3 Share Accounting.    (a) As appropriate, the number of shares of Cape Fear Bank Corporation common stock available for Awards under this Plan shall be conditionally reduced by the number of shares of Cape Fear Bank Corporation common stock subject to any outstanding Award, including the full number of shares underlying SARs.

(b) As appropriate, the number of shares of Cape Fear Bank Corporation common stock available for Awards under this Plan shall be absolutely reduced by (x) the number of shares of Cape Fear Bank Corporation common stock issued through Option exercises, (y) the number of shares of Cape Fear Bank Corporation common stock issued because of satisfaction of the terms of an Award Agreement for Performance Shares or Restricted Stock that, by the terms of the applicable Award Agreement, are to be settled in shares of Cape Fear Bank Corporation common stock, and (z) by the full number of shares of Cape Fear Bank Corporation common stock underlying an earned and exercised SAR.

(c) As appropriate, shares of Cape Fear Bank Corporation common stock subject to an Award that for any reason is forfeited, cancelled, terminated, relinquished, exchanged, or otherwise settled without the issuance of Cape Fear Bank Corporation common stock or without payment of cash equal to its Fair Market Value or the difference between the Award’s Fair Market Value and its Exercise Price, if any, may again be granted under the Plan. If the Exercise Price of an Award is paid in shares of Cape Fear Bank Corporation common stock, the shares received by Cape Fear Bank Corporation shall not be added to the maximum aggregate number of shares of Cape Fear Bank Corporation common stock that may be issued under section 5.1.

5.4 Adjustment in Capitalization.    If after the date this Plan becomes effective under section 1.2 there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares or other similar corporate change affecting Cape Fear Bank Corporation common stock, then consistent with the applicable provisions of Internal Revenue Code sections 162(m), 409A, 422, and 424 and associated regulations and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Plan Committee shall, in a manner the Plan Committee considers equitable, adjust (a) the number of Awards that may or will be granted to Participants during a Plan Year, (b) the aggregate number of shares of Cape Fear Bank Corporation common stock available for Awards under section 5.1 or subject to outstanding Awards, as well as any share-based limits imposed under this Plan, (c) the respective Exercise Price, number of shares, and other limitations applicable to outstanding or subsequently granted Awards, and (d) any other factors, limits, or terms affecting any outstanding or subsequently granted Awards.

ARTICLE 6

OPTIONS

6.1 Grant of Options.    Subject to Article 10 and the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and Cape Fear Bank Corporation’s board of directors may grant Nonqualified Stock Options to Directors. Unless an Award Agreement provides otherwise, Options awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Option Award Agreements shall be construed and administered consistent with that intention.

6.2 Exercise Price.    Except as necessary to implement section 6.6, each Option shall have an Exercise Price per share at least equal to the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the date of grant, meaning the closing price on the date of grant if Cape Fear Bank Corporation common stock is traded on an exchange (or the closing price on the next trading day if the grant date is not a trading day). However, the Exercise Price per share of an Incentive Stock Option shall be at least 110% of the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the date of grant for any Incentive Stock Option issued to an Employee who, on the date of grant, owns (as defined in Internal Revenue Code section 424(d)) Cape Fear Bank Corporation common stock possessing more than 10% of the total combined voting power of all classes of stock (or the combined voting power of any Related Entity), determined according to rules issued under Internal Revenue Code section 422.

6.3 Exercise of Options.    Subject to Article 10 and any terms, restrictions, and conditions specified in the Plan and unless specified otherwise in the Award Agreement, Options shall be exercisable at the time or times specified in the Award Agreement, but (x) no Incentive Stock Option may be exercised more than ten years after it is granted, or more than five years after it is granted in the case of an Incentive Stock Option granted to an Employee who on the date of grant owns (as defined in Internal Revenue Code section 424(d)) Cape Fear Bank Corporation common stock possessing more than 10% of the total combined voting power of all classes of stock or the combined voting power of any Related Entity, determined under rules issued under Internal Revenue Code section 422, (y) no Nonqualified Stock Option granted to a Director shall be exercisable more than ten years after it is granted, and (z) Nonqualified Stock Options not granted to Directors shall be exercisable for the period specified in the Award Agreement, but not more than ten years after the grant date if no period is specified in the Award Agreement.

6.4 Incentive Stock Options.    Despite any provision in this Plan to the contrary—

(a) no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Internal Revenue Code section 422 or, without the consent of the affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment provided by Internal Revenue Code section 421,

(b) the aggregate Fair Market Value of the Cape Fear Bank Corporation common stock (determined as of the date of grant) for which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all stock option plans of Cape Fear Bank Corporation and all Related Entities shall not exceed $100,000 (or other amount specified in Internal Revenue Code section 422(d)), determined under rules issued under Internal Revenue Code section 422, and

(c) no Incentive Stock Option shall be granted to a person who is not an Employee on the grant date.

6.5 Exercise Procedures and Payment for Options.    The Exercise Price associated with each Option must be paid according to procedures described in the Award Agreement. These procedures may allow either of the following payment methods: (x) payment in cash or a cash equivalent or (y) surrender by the Participant of unrestricted shares of Cape Fear Bank Corporation common stock he or she has owned for at least six months before the exercise date as partial or full payment of the Exercise Price, either by actual delivery of the shares or by attestation, with each share valued at the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the exercise date. In its sole discretion the Plan Committee may withhold its approval for any method of payment for any reason, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for Cape Fear Bank Corporation or the Participant, or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and related regulations and guidance. A Participant may exercise an Option solely by sending to the Plan Committee or its designee a completed exercise notice in the form prescribed by the Plan Committee along with payment, or designation of an approved payment procedure, of the Exercise Price.

6.6 Substitution of Options.    In Cape Fear Bank Corporation’s discretion, persons who become Employees as a result of a transaction described in Internal Revenue Code section 424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under section 424.

6.7 Rights Associated With Options.    A Participant holding an unexercised Option shall have no voting or dividend rights associated with shares underlying the unexercised Option. The Option shall be transferable solely as provided in section 14.1. Unless otherwise specified in the Award Agreement or as otherwise specifically provided in the Plan, Cape Fear Bank Corporation common stock acquired by Option exercise shall have all dividend and voting rights associated with Cape Fear Bank Corporation common stock and shall be transferable, subject to applicable federal securities laws, applicable requirements of any national securities exchange or system on which shares of Cape Fear Bank Corporation common stock are then listed or traded, and applicable blue sky or state securities laws.

ARTICLE 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock.    Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement, at any time during the term of this Plan the Plan Committee may grant shares of Restricted Stock to Employees and Cape Fear Bank Corporation’s board of directors may grant shares of Restricted Stock to Directors. Restricted Stock may be granted at no cost or at a price per share determined by the Plan Committee or the board of directors, which may be less than the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the date of grant.

7.2 Earning Restricted Stock.    Subject to the terms, restrictions, and conditions specified in the Plan and the associated Award Agreement and unless otherwise specified in the Award Agreement—

(a) terms, restrictions, and conditions imposed on Restricted Stock granted to Employees and Directors shall lapse as described in the Award Agreement,

(b) during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, Restricted Stock and any shares of Cape Fear Bank Corporation common stock issuable as a dividend or other distribution on the Restricted Stock shall be held by Cape Fear Bank Corporation as escrow agent,

(c) at the end of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined, the Restricted Stock shall be (x) forfeited if all terms, restrictions, and conditions described in the Award Agreement are not satisfied (with a refund, without interest, of any consideration paid by the Participant), or (y) released from escrow and distributed to the Participant as soon as practicable after the last day of the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined if all terms, restrictions, and conditions specified in the Award Agreement are satisfied. Any Restricted Stock Award relating to a fractional share of Cape Fear Bank Corporation common stock shall be rounded to the next whole share when settled.

7.3 Rights Associated With Restricted Stock.    During the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined and unless the Restricted Stock Award Agreement specifies otherwise, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Except as otherwise required for compliance with the conditions for exemption of performance-based compensation from the deduction limitations of Internal Revenue Code section 162(m) and except as otherwise required by the terms of the applicable Award Agreement, during the period in which satisfaction of the conditions imposed on Restricted Stock is to be determined each Participant to whom Restricted Stock is issued may exercise full voting rights associated with that Restricted Stock and shall be entitled to receive all dividends and other distributions on that Restricted Stock; provided, however, that if a dividend or other distribution is paid in the form of shares of Cape Fear Bank Corporation common stock, those shares shall also be considered Restricted Stock and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock to which the dividend or distribution relates.

7.4 Internal Revenue Code Section 83(b) Election.    The Plan Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election under Internal Revenue Code section 83(b). If a Participant makes an election under Internal Revenue Code section 83(b) concerning a Restricted Stock Award, the Participant must promptly file a copy of the election with Cape Fear Bank Corporation.

ARTICLE 8

PERFORMANCE SHARES

8.1 Generally.    Subject to the terms, restrictions, and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares shall, in the Plan Committee’s sole discretion, be based on achievement of performance objectives derived from one or more of the Performance Criteria specified in section 8.2. Performance Shares may be granted (x) to Covered Officers in a manner that qualifies as performance-based compensation under Internal Revenue Code section 162(m) or (y) to Employees who are not Covered Officers in any manner reasonably determined by the Plan Committee. Unless an Award Agreement provides otherwise, Performance Shares awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all Performance Share Award Agreements shall be construed and administered consistent with that intention.

8.2 Performance Criteria.    (a) Vesting of Performance Shares that are intended to qualify as performance-based compensation under Internal Revenue Code section 162(m) shall be based on one or more or any combination of the following criteria (the “Performance Criteria”) and may be applied solely with reference to Cape Fear Bank Corporation, to a Related Entity, to Cape Fear Bank Corporation and a Related Entity, or relatively between Cape Fear Bank Corporation, a Related Entity, or both and one or more unrelated entities—

(1)	net earnings or net income (before or after taxes),
(2)	earnings per share,
(3)	deposit or asset growth,
(4)	net operating income,
(5)	return measures (including return on assets and equity),
(6)	fee income,
(7)	earnings before or after taxes, interest, depreciation and/or amortization,
(8)	interest spread,
(9)	productivity ratios,
(10)	share price, including but not limited to growth measures and total stockholder return,
(11)	expense targets,
(12)	credit quality,
(13)	efficiency ratio,
(14)	market share,
(15)	customer satisfaction, and
(16)	net income after cost of capital.

(b) Vesting of Performance Shares granted to Participants who are not Covered Officers may be based on one or more or any combination of the Performance Criteria listed in section 8.2(a) or on other factors the Plan Committee considers relevant and appropriate.

(c) Different Performance Criteria may be applied to individual Employees or to groups of Employees and, as specified by the Plan Committee, may be based on the results achieved (x) separately by Cape Fear Bank Corporation or any Related Entity, (y) by any combination of Cape Fear Bank Corporation and Related Entities, or (z) by any combination of segments, products, or divisions of Cape Fear Bank Corporation and Related Entities.

(d) The Plan Committee shall make appropriate adjustments of Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Cape Fear Bank Corporation common stock, a recapitalization (including without limitation payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or similar corporate change. Also, the Plan Committee shall make a similar adjustment to any portion of a Performance Criterion that is not based on Cape Fear Bank Corporation common stock but that is affected by an event having an effect similar to those just described. As permitted under Internal Revenue Code section 162(m), the Plan Committee may make appropriate adjustments of Performance Criteria to reflect a substantive change in an Employee’s job description or assigned duties and responsibilities.

(e) Performance Criteria shall be established in an associated Award Agreement as soon as administratively practicable after the criteria are established, but in the case of Covered Officers no later than the earlier of (x) 90 days after the beginning of the applicable Performance Period and (y) the expiration of 25% of the applicable period in which satisfaction of the applicable Performance Criteria is to be determined.

8.3 Earning Performance Shares.    Except as otherwise provided in the Plan or the Award Agreement, at the end of each applicable period in which satisfaction of the Performance Criteria is to be determined, the Plan Committee shall certify that the Employee has or has not satisfied the Performance Criteria. Performance Shares shall then be—

(a) forfeited to the extent the Plan Committee certifies that the Performance Criteria are not satisfied, or

(b) to the extent the Performance Criteria are certified by the Plan Committee as having been satisfied, distributed to the Employee in the form of shares of Cape Fear Bank Corporation common stock (unless otherwise specified in the Award Agreement) on or before the later of (x) the 15th day of the third month after the end of the Participant’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied and (y) the 15th day of the third month after the end of Cape Fear Bank Corporation’s taxable year in which the Plan Committee certifies that the related Performance Criteria are satisfied. However, the Performance Shares may be distributed later if Cape Fear Bank Corporation reasonably determines that compliance with that schedule is not administratively practical and if the distribution is made as soon as practical.

8.4 Rights Associated with Performance Shares.    During the applicable period in which satisfaction of the Performance Criteria is to be determined, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the applicable period in which satisfaction of the Performance Criteria is to be determined and unless the Award Agreement provides otherwise, Employees may not exercise voting rights associated with their Performance Shares and all dividends and other distributions paid on Performance Shares shall be held by Cape Fear Bank Corporation as escrow agent. At the end of the period in which satisfaction of the applicable Performance Criteria is to be determined, dividends or other distributions held in escrow shall be distributed to the Participant or forfeited as provided in section 8.3. No interest or other accretion will be credited on dividends or other distributions held in escrow. If a dividend or other distribution is paid in the form of shares of Cape Fear Bank Corporation common stock, the shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Cape Fear Bank Corporation common stock to which the dividend or distribution relates.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1 SAR Grants.    Subject to the terms of the Plan and the associated Award Agreement, the Plan Committee may grant SARs to Employees at any time during the term of this Plan. Unless an Award Agreement provides otherwise, SARs awarded under this Plan are intended to satisfy the requirements for exclusion from coverage under Internal Revenue Code section 409A, and all SAR Award Agreements shall be construed and administered consistent with that intention.

9.2 Exercise Price.    The Exercise Price specified in the Award Agreement shall not be less than 100% of the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the date of grant.

9.3 Exercise and Settling of SARs.    SARs shall be exercisable according to the terms specified in the Award Agreement. A Participant exercising an SAR shall receive whole shares of Cape Fear Bank Corporation common stock or cash (as determined in the Award Agreement) having a value equal to (a) the excess of (x) the Fair Market Value of a share of Cape Fear Bank Corporation common stock on the exercise date over (y) the Exercise Price, multiplied by (b) the number of shares of Cape Fear Bank Corporation common stock for which the SAR is exercised. The value of any fractional share of Cape Fear Bank Corporation common stock produced by this formula shall be settled in cash.

ARTICLE 10

TERMINATION

10.1 Termination for Cause.    (a) If a Participant’s employment or director service terminates for Cause or if in Cape Fear Bank Corporation’s judgement a basis for termination for Cause exists, all Awards held by the Participant that are outstanding shall be forfeited, regardless of whether the Awards are exercisable and regardless of whether Participant’s employment or director service with Cape Fear Bank Corporation or a Related Entity actually terminates, except that Restricted Stock or Performance Shares that have been released from escrow and distributed to the Participant shall not be affected by termination for Cause.

(b) The term “Cause” shall mean one or more of the acts described in this section 10.1. However, Cause shall not be deemed to exist merely because the Participant is absent from active employment during periods of paid time off, consistent with the applicable paid time-off policy of Cape Fear Bank Corporation or the Related Entity with which the Participant is employed, as the case may be, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability, or other period of absence approved by Cape Fear Bank Corporation or the Related Entity, as the case may be:

(1) an act of fraud, intentional misrepresentation, embezzlement, misappropriation, or conversion by the Participant of the assets or business opportunities of Cape Fear Bank Corporation or a Related Entity,

(2) conviction of the Participant of or plea by the Participant of guilty or no contest to a felony or a misdemeanor,

(3) violation by the Participant of the written policies or procedures of Cape Fear Bank Corporation or the Related Entity with which the Participant is employed, including but not limited to violation of Cape Fear Bank Corporation’s or the Related Entity’s code of ethics,

(4) unless disclosure is inadvertent, disclosure to unauthorized persons of any confidential information not in the public domain relating to Cape Fear Bank Corporation’s or a Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations, and information relating to the identity and location of all past, present, and prospective customers and suppliers,

(5) intentional breach of any contract with or violation of any legal obligation owed to Cape Fear Bank Corporation or a Related Entity,

(6) dishonesty relating to the duties owed by the Participant to Cape Fear Bank Corporation or a Related Entity,

(7) the Participant’s willful and continued refusal to substantially perform assigned duties, other than refusal resulting from sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may constitute a Disability,

(8) the Participant’s willful engagement in gross misconduct materially and demonstrably injurious to Cape Fear Bank Corporation or a Related Entity,

(9) the Participant’s breach of any term of this Plan or an Award Agreement,

(10) intentional cooperation with a party attempting a Change in Control of Cape Fear Bank Corporation, unless Cape Fear Bank Corporation’s board of directors approves or ratifies the

Participant’s action before the Change in Control or unless the Participant’s cooperation is required by law, or

(11) any action that constitutes cause as defined in any written agreement between the Participant and Cape Fear Bank Corporation or a Related Entity.

10.2 Termination for any Other Reason.    Unless specified otherwise in the Award Agreement or in this Plan and except as provided in section 10.1, the portion of a Participant’s outstanding Award that is unvested and unexercisable when the Participant’s employment or director service terminates shall be forfeited and the portion of any Restricted Stock Award or Performance Share Award that is unvested and held in escrow shall be forfeited. Options and SARs that are exercisable when termination occurs shall be forfeited if not exercised before the earlier of (x) the expiration date specified in the Award Agreement or (y) 90 days after the termination date.

ARTICLE 11

EFFECT OF A CHANGE IN CONTROL

11.1 Definition of Change in Control.    The term “Change in Control” shall have the meaning given in any written agreement between the Employee and Cape Fear Bank Corporation or any Related Entity. However, if an Award is subject to Internal Revenue Code section 409A, the term Change in Control shall have the meaning given in section 409A. If an Award is not subject to Internal Revenue Code section 409A and if the term Change in Control is not defined in a written agreement between the Employee and Cape Fear Bank Corporation or a Related Entity, any of the following events occurring on or after the date this Plan becomes effective under section 1.2 shall constitute a Change in Control—

(a) Change in Board Composition. If individuals who constitute Cape Fear Bank Corporation’s board of directors on the date this Plan becomes effective under section 1.2 (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the board of directors. A person who becomes a director after the date this Plan becomes effective and whose election or nomination for election is approved by a vote of at least two-thirds (2/3) of the Incumbent Directors on the board of directors shall be deemed to be an Incumbent Director. The necessary two-thirds approval may take the form of a specific vote on that person’s election or nomination or approval of Cape Fear Bank Corporation’s proxy statement in which the person is named as a nominee for director, without written objection by Incumbent Directors to the nomination. A person elected or nominated as a director of Cape Fear Bank Corporation initially as the result of an actual or threatened director-election contest or any other actual or threatened solicitation of proxies by or on behalf of any person other than Cape Fear Bank Corporation’s board of directors shall never be considered an Incumbent Director, unless at least two-thirds ( 2/3) of the Incumbent Directors specifically vote to treat that person as an Incumbent Director.

(b) Significant Ownership Change. If any person directly or indirectly is or becomes the beneficial owner of securities whose combined voting power in the election of Cape Fear Bank Corporation’s directors is—

(1) 50% or more of the combined voting power of all of Cape Fear Bank Corporation’s outstanding securities eligible to vote for the election of Cape Fear Bank Corporation directors,

(2) 25% or more, but less than 50%, of the combined voting power of all of Cape Fear Bank Corporation’s outstanding securities eligible to vote in the election of Cape Fear Bank Corporation’s directors, except that an event described in this paragraph (b)(2) shall not constitute a Change in Control if it is the result of any of the following acquisitions of Cape Fear Bank Corporation’s securities—

(A)	by Cape Fear Bank Corporation or a Related Entity, reducing the number of Cape Fear Bank Corporation securities outstanding (unless the person thereafter becomes the beneficial owner of additional securities that are eligible to vote in the election of Cape Fear Bank Corporation directors, increasing the person’s beneficial ownership by more than one percent),

(B)	by or through an employee benefit plan sponsored or maintained by Cape Fear Bank Corporation or a Related Entity and described (or intended to be described) in Internal Revenue Code section 401(a),

(C)	by or through an equity compensation plan maintained by Cape Fear Bank Corporation or a Related Entity, including this Plan and any program described in Internal Revenue Code section 423,

(D)	by an underwriter temporarily holding securities in an offering of securities,

(E)	in a Non-Control Transaction, as defined in section 11.1(c), or

(F)	in a transaction (other than one described in section 11.1(c)) in which securities eligible to vote in the election of Cape Fear Bank Corporation directors are acquired from Cape Fear Bank Corporation, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition shall not constitute a Change in Control.

(c) Merger. Consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving Cape Fear Bank Corporation or a Related Entity requiring approval of Cape Fear Bank Corporation’s stockholders, whether for the transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately after the Business Combination—

(1)	more than 50% of the total voting power of either (x) the corporation resulting from consummation of the Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly beneficially owns 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by securities that were eligible to vote in the election of Cape Fear Bank Corporation directors and that were outstanding immediately before the Business Combination (or, if applicable, represented by securities into which the Cape Fear Bank Corporation securities were converted in the Business Combination), and that voting power among the holders thereof is in substantially the same proportion as the voting power of securities eligible to vote in the election of Cape Fear Bank Corporation directors among the holders thereof immediately before the Business Combination,

(2)	no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) directly or indirectly is or becomes the beneficial owner of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and

(3)	at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors when the initial agreement providing for the Business Combination was approved by Cape Fear Bank Corporation’s board of directors.

A Business Combination satisfying all of the criteria specified in clauses (1), (2), and (3) of this section 11.1(c) shall constitute a “Non-Control Transaction,” or

(d) Sale of Assets. If Cape Fear Bank Corporation’s stockholders approve a plan of complete liquidation or dissolution of Cape Fear Bank Corporation or a sale of all or substantially all of its assets, but in any case only if Cape Fear Bank Corporation’s assets are transferred to an entity not owned directly or indirectly by Cape Fear Bank Corporation or its stockholders.

11.2 Effect of Change in Control.    If a Change in Control occurs, the Plan Committee shall have the right in its sole discretion to—

(a) accelerate the exercisability of any or all Options or SARs, despite any limitations contained in the Plan or Award Agreement,

(b) accelerate the vesting of Restricted Stock, despite any limitations contained in the Plan or Award Agreement,

(c) accelerate the vesting of Performance Shares, despite any limitations contained in the Plan or Award Agreement,

(d) cancel any or all outstanding Options, SARs, and Performance Shares in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof that the holder of the Option, SAR, or Performance Share would have received upon consummation of the Change-in-Control transaction (the “Acquisition Consideration”) had the Option, SAR, or Performance Share been exercised or converted into shares of Cape Fear Bank Corporation common stock before the transaction, less the applicable exercise or purchase price,

(e) cause the holders of any or all Options, SARs, and Performance Shares to have the right during the term of the Option, SAR, or Performance Share to receive upon exercise the Acquisition Consideration receivable upon consummation of the transaction by a holder of the number of shares of Cape Fear Bank Corporation common stock that might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert the Stock Option, SAR, or Performance Share into a stock option, appreciation right, or performance share relating to the surviving or new corporation in the transaction, or

(f) take such other action as it deems appropriate to preserve the value of the Award to the Participant.

The Plan Committee may provide for any of the foregoing actions in an Award Agreement in advance, may provide for any of the foregoing actions in connection with the Change in Control, or both. Alternatively, the Plan Committee shall also have the right to require any purchaser of Cape Fear Bank Corporation’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable. The manner of application and interpretation of the provisions of this section 11.2 shall be determined by the Plan Committee in its sole and absolute discretion. Despite any provision of this Plan or an Award Agreement to the contrary, a Participant shall not be entitled to any amount under this Plan if he or she acted in concert with any person to effect a Change in Control, unless the Participant acted at the specific direction of Cape Fear Bank Corporation’s board of directors and in his or her capacity as an employee of Cape Fear Bank Corporation or any Related Entity. For purposes of this Plan the term “person” shall be as defined in section 3(a)(9) and as used in sections 13(d)(3) and 14(d) (2) of the Securities Exchange Act of 1934, and the terms “beneficial owner” and “beneficial ownership” shall have the meaning given in the Securities and Exchange Commission’s Rule 13d-3 under the Securities Exchange Act of 1934.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION OF THIS PLAN

Cape Fear Bank Corporation may terminate, suspend, or amend the Plan at any time without stockholder approval, unless stockholder approval is necessary to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule or regulation, (b) the Internal Revenue Code, which requirements may include qualification of an Award as performance-based compensation under Internal Revenue Code section 162(m), or (c) any securities exchange, market, or other quotation system on or through which Cape Fear Bank Corporation’s securities are listed or traded. However, no Plan amendment shall (x) result in the loss of a Plan Committee members’ status as a “non-employee director,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation, (y) cause the Plan to fail to satisfy the requirements imposed by Rule 16b-3, or (z) without the affected Participant’s consent (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification, or termination. Despite any provision in the Plan, including this Article 12, to the contrary, Cape Fear Bank Corporation shall have the right to amend the Plan and any Award Agreements without additional consideration to affected Participants if amendment is necessary to avoid penalties arising under Internal Revenue Code section 409A, even if the amendment reduces, restricts, or eliminates rights granted under the Plan, the Award Agreement, or both before the amendment.

ARTICLE 13

ISSUANCE OF SHARES AND SHARE CERTIFICATES

13.1 Issuance of Shares.    Cape Fear Bank Corporation shall issue or cause to be issued shares of its common stock as soon as practicable upon exercise or conversion of an Award that is payable in shares of Cape Fear Bank Corporation common stock. No shares shall be issued until full payment is made, if payment is required by the terms of the Award. Until a stock certificate evidencing the shares is issued, no right to vote or receive dividends or any other rights as a stockholder shall exist for the shares of Cape Fear Bank Corporation common stock to be issued, despite the exercise or conversion of the Award payable in shares. Issuance of a stock certificate shall be evidenced by the appropriate entry on the books of Cape Fear Bank Corporation or of a duly authorized transfer agent of Cape Fear Bank Corporation.

13.2 Delivery of Share Certificates.    Cape Fear Bank Corporation shall not be required to issue or deliver any certificates until all of the following conditions are fulfilled—

(a) payment in full for the shares and for any tax withholding,

(b) completion of any registration or other qualification of the shares the Plan Committee in its discretion deems necessary or advisable under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body,

(c) if Cape Fear Bank Corporation common stock is listed on the Nasdaq Stock Market or another exchange, admission of the shares to listing on the Nasdaq Stock Market or the other exchange,

(d) if the offer and sale of shares of Cape Fear Bank Corporation common stock is not registered under the Securities Act of 1933, qualification of the offer and sale as a private placement under the Securities Act of 1933 or qualification under another registration exemption under the Securities Act of 1933,

(e) obtaining any approval or other clearance from any Federal or state governmental agency the Plan Committee in its discretion determines to be necessary or advisable, and

(f) the Plan Committee is satisfied that the issuance and delivery of shares of Cape Fear Bank Corporation common stock under this Plan complies with applicable Federal, state, or local law, rule, regulation, or ordinance or any rule or regulation of any other regulating body, for which the Plan Committee may seek approval of Cape Fear Bank Corporation’s counsel.

13.3 Applicable Restrictions on Shares.    Shares of Cape Fear Bank Corporation common stock issued may be subject to such stock transfer orders and other restrictions as the Plan Committee may determine are necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of the Nasdaq Stock Market or any stock exchange upon which Cape Fear Bank Corporation common stock is listed, and any other applicable Federal or state law. Certificates for the common stock may bear any restrictive legends the Plan Committee considers appropriate.

13.4 Book Entry.    Instead of issuing stock certificates evidencing shares, Cape Fear Bank Corporation may use a “book entry” system in which a computerized or manual entry is made in the records of Cape Fear Bank Corporation to evidence the issuance of shares of Cape Fear Bank Corporation common stock. Cape Fear Bank Corporation’s records are binding on all parties, unless manifest error exists.

ARTICLE 14

MISCELLANEOUS

14.1 Assignability.    Except as described in this section or as provided in section 14.2, an Award may not be transferred except by will or by the laws of descent and distribution, and an Award may be exercised during the Participant’s lifetime solely by the Participant or by the Participant’s guardian or legal representative. However, with the permission of the Plan Committee a Participant or a specified group of Participants may transfer Awards other than Incentive Stock Options to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards other than Incentive Stock Options to a member of the Participant’s immediate family, a revocable or irrevocable trust established solely for the benefit of the Participant’s immediate family, a partnership or limited liability company whose only partners or members are members of the Participant’s immediate family, or an organization described in Internal Revenue Code section 501(c)(3). An Award transferred to one of these permitted transferees shall continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Plan Committee. A permitted transferee may not retransfer an Award except by will or by the laws of descent and distribution, and the transfer by will or by the laws of descent and distribution must be a transfer to a person who would be a permitted transferee according to this section 14.1.

14.2 Beneficiary Designation.    Each Participant may name a beneficiary or beneficiaries to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Beneficiaries may be named contingently or successively. Unless otherwise provided in the beneficiary designation, each designation made shall revoke all prior designations made by the same Participant. A beneficiary designation must be made on a form prescribed by the Plan Committee and shall not be effective until filed in writing with the Plan Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary shall be his or her surviving spouse or, if none, the deceased Participant’s estate. None of Cape Fear Bank Corporation, its board of directors, or the Plan Committee is required to infer a beneficiary from any other source. The identity of a Participant’s designated beneficiary shall be based solely on the information included in the latest beneficiary designation form completed by the Participant and shall not be inferred from any other evidence.

14.3 No Implied Rights to Awards or Continued Services.    No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Nothing in the Plan shall or shall be construed to guarantee that any Participant will receive a future Award. Neither this Plan nor any Award shall be construed as giving any individual any right to continue as an Employee or director of Cape Fear Bank Corporation or a Related Entity. Neither the Plan nor any Award shall constitute a contract of employment, and Cape Fear Bank Corporation expressly reserves to itself and all Related Entities the right at any time to terminate employees free from liability or any claim under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.

14.4 Tax Withholding.    (a) Cape Fear Bank Corporation shall withhold from other amounts owed to the Participant or require a Participant to remit to Cape Fear Bank Corporation an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award, exercise, or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant or if there are no other payments due to the Participant, Cape Fear Bank Corporation shall defer payment of cash or issuance of shares of Stock until the earlier of (x) 30 days after the settlement date, or (y) the date the Participant remits the required amount.

(b) If the Participant does not remit the required amount within 30 days after the settlement date, Cape Fear Bank Corporation shall permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state, and local income, wage, and employment taxes, distributing the balance to the Participant.

(c) In its sole discretion, which may be withheld for any reason or for no reason, the Plan Committee may permit a Participant to reimburse Cape Fear Bank Corporation for this tax withholding obligation through one or more of the following methods, subject to conditions the Plan Committee establishes—

(1) having shares of Stock otherwise issuable under the Plan withheld by Cape Fear Bank Corporation, but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal, and local income, employment, and wage tax laws,

(2) delivering to Cape Fear Bank Corporation previously acquired shares of Cape Fear Bank Corporation common stock that the Participant has owned for at least six months,

(3) remitting cash to Cape Fear Bank Corporation, or

(4) remitting a personal check immediately payable to Cape Fear Bank Corporation.

14.5 Indemnification.    Each individual who is or was a member of Cape Fear Bank Corporation’s board of directors or Plan Committee shall be indemnified and held harmless by Cape Fear Bank Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a director of Cape Fear Bank Corporation or as a Plan Committee member and against and from any and all amounts paid, with Cape Fear Bank Corporation’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Cape Fear Bank Corporation director or as a Plan Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Cape Fear Bank Corporation director or as a Plan Committee member, but only if he or she gives Cape Fear Bank Corporation an opportunity at its expense to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under Cape Fear Bank Corporation’s organizational documents, by contract, as a matter of law, or otherwise.

14.6 No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of Cape Fear Bank Corporation to establish other plans or to pay compensation to its employees or directors in cash or property in a manner not expressly authorized under the Plan.

14.7 Governing Law.    The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws, other than laws governing conflict of laws, of the State of North Carolina. This Plan is not intended to be governed by the Employee Retirement Income Security Act of 1974, and the Plan shall be construed and administered in a manner that is consistent with that intention.

14.8 No Impact on Benefits.    Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in benefit calculations.

14.9 Securities and Exchange Commission Rule 16b-3.    The Plan is intended to comply with all applicable conditions of Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as that rule may be amended from time to time. All transactions involving a Participant who is subject to beneficial ownership reporting under section 16(a) of the Securities Exchange Act of 1934 shall be subject to the conditions set forth in Rule 16b-3, regardless of whether the conditions are expressly set forth in this Plan, and any provision of this Plan that is contrary to Rule 16b-3 shall not apply to that Participant.

14.10 Internal Revenue Code Section 162(m).    The Plan is intended to comply with applicable requirements of section 162(m) for exemption of performance-based compensation from the deduction limitations of section 162(m). Unless the Plan Committee expressly determines otherwise, any provision of this Plan that is contrary to those section 162(m) exemption requirements shall not apply to an Award that is intended to qualify for the exemption for performance-based compensation.

14.11 Successors.    All obligations of Cape Fear Bank Corporation under Awards granted under this Plan are binding on any successor to Cape Fear Bank Corporation, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of Cape Fear Bank Corporation.

14.12 Severability.    If any provision of this Plan or the application thereof to any person or circumstances is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

14.13 No Golden Parachute Payments.    Despite any provision in this Plan or in an Award Agreement to the contrary, Cape Fear Bank Corporation shall not be required to make any payment under this Plan or an Award Agreement that would be a prohibited golden parachute payment within the meaning of section 18(k) of the Federal Deposit Insurance Act.

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

CAPE FEAR BANK CORPORATION

APPOINTMENT OF PROXY SOLICITED

BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Betty V. Norris, Lynn M. Burney, James MacLaren, and Mark Tyler (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of Cape Fear Bank Corporation (the “Corporation”) held of record by the undersigned on April 2, 2007, at the Annual Meeting of the Corporation’s shareholders (the “Annual Meeting”) to be held at the University of North Carolina at Wilmington Executive Development Center located at 1241 Military Cutoff Road, Wilmington, North Carolina, at 9:30 a.m. on Thursday May 17, 2007, and at any adjournments of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

For

With-hold

For All Except

1. ELECTION OF DIRECTORS:

Election of seven directors of the Corporation for one-year terms.

Nominees: Cameron Coburn, Walter Lee Crouch, Jr., Windell Daniels, Craig S. Relan, Jerry D. Sellers, John Davie Waggett and Walter O. Winter INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name in the space provided below.

2. Proposal to Approve Omnibus Equity Plan. To consider a proposal to approve our 2007 Omnibus Equity Plan.

For Against Abstain

3. Proposal to Ratify Appointment of Independent Accountants. Proposal to ratify the appointment of Dixon Hughes PLLC as the Corporation’s independent public auditors for 2007.

For Against Abstain

4. Other Business. To transact any other business properly presented for action at the Annual Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

CAPE FEAR BANK CORPORATION

1117 Military Cutoff Road

Wilmington, North Carolina 28405

I (We) direct that the shares represented by this appointment of proxy be voted as instructed above. In the absence of any instruction, those shares may be voted by the Proxies “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Corporation’s Secretary a written instrument revoking it or a duly executed appointment of proxy bear-ing a later date, or by attending the Annual Meeting and announcing an intention to vote in person. Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ABOVE AND RETURN IT TO THE CORPORATION IN THE ENVELOPE PROVIDED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.